As filed with the Securities and Exchange Commission on June 20, 1997
                                      Registration No. 333-23117


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 Form SB-2/A
                              Amendment No. 3
                                      To
                          REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                        K.L.S. ENVIRO RESOURCES, INC.
               (Name of small business issuer in its charter)

    Nevada                          1090                     75-2460365
(State or other        (Primary Standard Industrial       (IRS Employer
jurisdiction of          Classification Code Number)      identification
incorporation)                                                number)

                       3220 North Freeway, Suite 105
                          Ft. Worth, Texas 76111
                              (817) 624-4844
    (Address and telephone number of principal executive offices and principal place of business)
                ____________________________________________

                       RAYMOND H. KURZON,  PRESIDENT/CEO
                         K.L.S. ENVIRO RESOURCES, INC.
                        3220 North Freeway, Suite 105
                           Ft. Worth, Texas 76111
                                (817) 624-4844
           (Name, address, and telephone number of agent for service)
                 _____________________________________________

                                  Copies to:

                            JEFFREY M. JONES, ESQ.
                      DURHAM, EVANS, JONES & PINEGAR, P.C.
                        50 South Main Street, Suite 850
                           Salt Lake City, Utah 84144
                 _____________________________________________

Approximate date of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]


[Calculation of registration fee on following page.]

                      CALCULATION OF REGISTRATION FEE

========================================================================================================

Title of Each Class      Dollar                 Proposed Maximum       Proposed           Amount of
of Securities            Amount to be           Offering Price         Maximum            Registration
to be Registered         Registered             per Share (1)          Aggregate          Fee
                                                                       Offering Price
--------------------------------------------------------------------------------------------------------
Common Stock             $22,052,277.81         $4.0625                $22,052,277.81     $6,682.51

TOTAL                    $22,052,277.81         $4.0625                $22,052,277.81     $6,682.51
--------------------------------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on average bid and asked prices of the Company's Common Stock as reported by the OTC Electronic Bulletin Board on April 21, 1997.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                        K.L.S. ENVIRO RESOURCES, INC.

                              5,428,253 SHARES
                       Common Stock, Par Value $.0001
                _________________________________________

This Prospectus relates to the offer of 5,428,253 shares (the "Shares") of issued and outstanding Common Stock, par value $.0001 (see "Description of Securities"), of K.L.S. Enviro Resources, Inc., a Nevada corporation (the "Company" or "KLS"), on behalf of certain shareholders of the Company (see "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.


The Common Stock of the Company presently trades in the over-the-counter ("OTC") market and is quoted on the OTC Electronic Bulletin Board under the symbol KLSE. On June 19, 1997, the reported bid and ask price of the Company's Common Stock on the OTC Electronic Bulletin Board was $3.50 per share and the reported ask price was $3.50 per share. The Shares may be sold by the Selling Shareholders from time to time on terms not yet determined. Sales, which may or may not involve cash consideration or sales on the OTC market, may be made directly to other purchasers or through one or more underwriters or broker-dealers. See "Plan of Distribution."


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
           ___________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================
                                           Underwriting Discounts     Proceeds to        Proceeds to
                     Price to Public (1)   and Commissions            the Company (2)    Selling Shareholders(3)
                     ------------------    ----------------------     ---------------    ----------------------
Per Share            $         3.50        $         .__              $          0.0     $         3.50

Total                $18,998,885.50       $         .__              $          0.0     $18,998,885.50
================================================================================================================



(1) Based on the average bid and ask prices of the Company's Common Stock on June 19, 1997 as required by SEC rules. The prices at which the Shares may be sold will be dependent upon market prices and other factors on the date of any such sale.

(2) The Company will receive no portion of the proceeds from the sale of the Shares by the Selling Shareholders.

(3) The Selling Shareholders will be responsible for payment of any commissions or discounts in connection with the sale of the Shares and such amounts may vary. The Company is paying the cost of the preparation and filing of the registration statement of which this Prospectus is a part. The cost paid by the Company includes professional fees, filing fees, printing and engraving expenses and other expenses. The total of such expenses associated with the registration of the Shares is approximately $87,500.


                  The date of this Prospectus is June 26, 1997.

                            AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information, may be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048, and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material can be obtained from the Public Reference Section of the Commission at its Washington address at prescribed rates. The Commission also maintains a web site on the world wide web (the "Internet") at "http://www.sec.gov" where the public may access current and other reports filed electronically with the Commission by the Company.

The Company furnishes annual reports to shareholders which contain audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.














           [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                              PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere
in the Prospectus.   Each prospective investor is encouraged to read this
Prospectus in its entirety and to carefully consider, among other things, the information under the heading "RISK FACTORS." THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                                 The Company

K.L.S. Enviro Resources, Inc. (sometimes referred to in this Prospectus as "KLS" or the "Company") was incorporated under the laws of the State of Nevada under the name K.L.S. Gold Mining Company on January 15, 1993. The corporate name was changed to K.L.S. Enviro Resources, Inc. on September 10, 1993. As used in this Prospectus, the term the "Company" refers collectively to KLS and its wholly-owned operating subsidiaries. Those subsidiaries are identified as follows:

K.L.S. Co., Inc. ("KLS Co.") is a Nevada corporation formed by KLS in January 1993. KLS Co. engages in hydraulics servicing and manufacturing, including the service and repair of hydraulic systems, the design and manufacture of specialized drilling rigs for the mining industry and related operations. Its principal offices are located in Missoula, Montana, and its primary business activities are also conducted in that state.

Dateline Drilling, Inc. ("Dateline"), is a Montana corporation formed in 1980. Dateline was acquired by KLS in January 1993. Since its formation, Dateline has operated a production and exploration drilling business in the precious metals mining industry. Its principal business offices are located in Missoula, Montana. The business operations of Dateline are presently conducted in North America and Mexico.

Dateline Internacional, S.A. de C.V. ("DIMSA"), is a Mexico corporation formed in April 1993 which is engaged in precious metals mining production and exploration drilling in Mexico.

The Company designs, builds and refurbishes or purchases drill rigs which it uses under contracts with third party gold and/or other precious metals exploration companies. The Company also designs, manufactures, sells, services and repairs drill rigs and other hydraulic equipment used in logging, mining and related industries. The Company is also a manufacturer's representative for a line of diesel products and equipment. In addition, the Company intends to engage in the future on a broader scale in the exploration for and production, processing and sale of gold and other precious metals for its own account and to develop its own properties.

The drilling operations of the Company include both production mining drilling and exploration drilling as a contractor to the hard rock mining industry. The Company specializes in exploration and production drilling, using reverse circulation drilling. Its current business operations are located in the United States and Mexico and are expected to expand into Africa. The Company's drill rigs are track-mounted, mobile, and compact. These features permit the Company to use its rigs in relatively difficult and remote terrain, in many cases without building new drill roads to access remote drilling areas. These attributes provide certain competitive advantages, avoid or reduce certain expenses associated with building roads, and also minimize adverse environmental impact in those areas in which they are used.

The Company also owns certain inactive entities and has recently discontinued some operations. See "Business" for a description of these entities and the history of the Company's business development and activities. The Company's principal offices are located at 3220 North Freeway, Fort Worth, Texas 76111. Its telephone number is (817) 624-4844.

                               The Offering

Securities offered . . . . . . . .. . .  5,428,253 Shares of Common Stock

Common Stock, par value $.0001
     outstanding . . . . . . . . . . . . . . . . . . .  16,935,947 shares to be outstanding after the offering. . . . . . .  16,935,947 shares


Use of proceeds. . . . . . . . . . .  The Company will not receive any of the proceeds from the sale of Shares
                                      by the Selling Shareholders

                               Risk Factors

The securities offered hereby involve a high degree of risk.  See "Risk
Factors."

                    SUMMARY CONSOLIDATED FINANCIAL DATA

Consolidated Statement of Operations Data:

                                       Fiscal Year Ended September 30,        Six Months Ended March 31,
                                             1995             1996              1996              1997
                                       --------------------------------    --------------------------------
                                          (Audited)        (Audited)         (Unaudited)       (Unaudited)
Net sales                              $   3,019,597     $  4,424,693      $   1,705,744     $   2,748,811
Net income (loss) from operations         (  908,174)         117,158           ( 39,793)     (    274,973)
Net income (loss) (after tax)             (1,185,850)      (  919,813)           305,631      (    274,973)
Primary earnings (loss) per share      $       ( .13)    $       (.10)     $         .03     $        (.02)

Consolidated Balance Sheet Data:

                                                 March 31, 1997      September 30, 1996
                                                 --------------      ------------------
                                                  (Unaudited)             (Audited)
Total Assets                                     $   7,784,637       $    4,528,677
Working capital (deficit                           (   275,615)          (  849,631)
Total Liabilities                                    2,759,918            2,974,951
Stockholders' Equity                             $   5,024,719       $    1,553,726


                          RISK FACTORS

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain information included in this Prospectus contains statements that are forward-looking, such as statements relating to plans for future production and development activities, as well as other capital spending, financing sources and the effects of regulation. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include, but are not limited to, those relating to the market price of metals, production rates, production costs, the availability of financing, the ability to obtain and maintain required permits, development and construction activities and dependence on existing management. The Company cautions readers not to place undue reliance on any such forward-looking statements and such statements speak only as of the date made.

The securities being offered hereby are speculative, involve a high degree of risk and should not be purchased by anyone who cannot afford the loss of his, her or its entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the securities offered by this Prospectus:

Recent Net Losses - The Company had significant net operating losses in fiscal years 1994, 1995 and 1996. It also had operating losses in years prior to fiscal 1994. As a result, the Company had an accumulated deficit of approximately ($2,310,000) at September 30, 1994 and ($3,546,000) at September 30, 1995. Its accumulated deficit at September 30, 1996 was ($4,505,721). Although the Company has experienced revenue growth and net operating income in recent months, there can be no assurance that such growth will continue, that net losses will not be incurred in future operating periods, or that the Company will become profitable in the foreseeable future, if at all.

Need for Additional Funding - The Company has operated with negative cash flow for several fiscal years and has substantial accumulated operating deficits.
In order to increase revenues, the Company requires additional funding that will enable it to purchase additional equipment and to engage in traditional exploration and extraction activities. The Company may seek such funding through a future public or private offering of its stock. Shares issued in such an offering would substantially dilute the shareholdings of other shareholders, including purchasers of the Shares offered by this Prospectus. There can be no assurance that the Company will be successful in obtaining such financing or that it will be available to the Company on terms and at rates that are favorable to the Company. Absent the Company's receipt of such funding, however, the Company's ability to continue its operations will be adversely affected.

Volatility of the Special Metals Market - The profitability of the Company's operations can be significantly and adversely affected by changes in the market price of gold and other precious metals. The market price of gold has fluctuated widely and is affected by numerous factors beyond the Company's control, including international economic trends, currency exchange fluctuations, expectations for inflation, speculative activities, consumption patterns (such as purchases of gold jewelry, the development of gold coin programs, and trends in manufacturing industries that use gold as a raw material, such as the computer electronics and medical equipment markets), purchases and sales of gold bullion, holdings by central banks and other large gold bullion holders or dealers, global or regional political events, particularly in major gold producing countries such as South Africa and some of the countries that formerly comprised the Soviet Union and the success or failure of other businesses in the precious metals industry. Gold market prices are also affected by worldwide production levels which have increased in recent years. The aggregate effect of these factors, all of which are beyond the Company's control, is impossible for the Company to predict. In addition, the market price of gold has, on occasion, been subject to rapid short-term changes because of market speculation. If the price for precious metals such as gold is below the Company's customers' cash production costs and remains below such level for any sustained period, the Company's customers could experience losses and could determine that it is not economically feasible to continue to engage the Company for performance of its operations and services, or to continue to develop some or all of their projects. Similarly, if and when the Company acquires its own exploration properties, the same factors may cause the Company to experience losses and/or to cease exploration, development or production activities on its exploration properties.

Continuation of Control - SMD L.L.C., ("SMD"), a significant shareholder of the Company that is controlled and indirectly owned by certain officers and directors of the Company, owns 2,581,500 shares (or approximately 15%) of the issued and outstanding Common Stock of the Company. In addition, SMD has the right to convert certain shares of Preferred Stock to 500,000 shares of Common Stock and owns presently exercisable warrants to purchase an additional 6,600,000 shares of Common Stock. If the preferred shares were converted and the warrants exercised at this time, SMD would own approximately 40% of the total issued and outstanding shares of Common Stock of the Company. Officers and directors of the Company presently own or have the right to acquire an aggregate of 14,181,837 shares, or approximately 56% (assuming full exercise of all options, warrants and conversion rights held by these individuals) of the Company's issued and outstanding Common Stock. Three of the Company's directors are also the managers and indirect owners of SMD and constitute three of the four members of the Company's Executive Committee. The continued ownership of a significant number of shares, the rights to purchase additional shares of Common Stock and the board positions held by the SMD managers will perpetuate and increase their ability to influence corporate policy and management. Furthermore, the exercise of the warrants and other conversion rights held by these officers and directors would likely be made at a time when the Company could obtain equity financing at more favorable rates to the Company and, regardless of when made, would likely have an immediate, substantial dilutive effect on the persons holding stock in the Company, including the purchasers of the Shares.

Potential Conflicts of Interest - Three of the nine members of the Company's Board of Directors are also the indirect owners of and control a significant shareholder of the Company, SMD, and a corporation providing management and strategic planning services for the Company. [See, "Certain Transactions."]
In addition, these three persons and two other members of the Board of Directors sit on the board of directors of another public company in an unrelated industry and the acting chief financial officer of the Company is the chief financial officer of such other company. Such associations and relationships may give rise to conflicts of interest from time to time. If any such conflict does arise, the policy of the Company, consistent with Section
78.140 of the Nevada Revised Statutes, requires that the director who has a conflict will disclose the same to a meeting of the directors of the Company and will abstain from voting for or against approval of any matter in which such director may have a conflict. Notwithstanding the adoption of the Company's conflict of interest policy, there can be no assurance that all potential conflicts of interest will be identified and appropriately resolved.

Exploration Activities - The Company presently plans to expand its operations into more speculative and risky precious metal property acquisition, exploration and extraction, in addition to its existing drilling services and equipment maintenance and repair business. The Company presently plans to acquire interests in existing gold and/or other precious metal properties with proven reserves or which are in the final stages of proving such reserves. The Company may acquire such interests on its own or with others as a joint venture partner. Exploration for gold, silver and other precious metals is a highly speculative business, with no assurance that meaningful volumes of ore can be extracted, refined or sold at profitable rates, even where deposits or reserves are proven in advance. In addition, the Company's present management has limited experience in acquiring or operating precious metal mining properties. The successful development and operation of any mineral property may be affected by a number of factors beyond the control of management. Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract metal from ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any chosen site. Although substantial benefits may be derived from the acquisition of an interest in a major mineralized deposit, no assurance can be given that minerals can be produced in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.

General Operations Risks - The Company has experienced and expects to continue to experience significant fluctuations in its results of operations. Factors that affect the Company's results of operations or that could cause actual results to differ materially include, among others, the Company's ability to successfully bid on new contracts, its ability to perform under contracts on a timely basis, its access to suitable used or new equipment to fulfill contract obligations, the ability to hire and retain skilled and properly trained employees, industry conditions and world demand for precious metals, as well as prices for such metals, the results of financing efforts and financial market conditions and other factors mentioned above and the additional factors discussed below.

Dependence on Precious Metals Mining Industry - The Company's operations are largely dependent upon the levels of activity in precious metals exploration and development drilling. Such activity levels are affected by trends in the precious metals industry and precious metals prices. Historically, prices for precious metals have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for precious metals, market uncertainty and a variety of political, economic and other factors beyond the control of the Company. The Company cannot predict future price movements with any certainty. Any prolonged reduction in precious metals prices, however, will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for the Company's services and, therefore, have a material adverse effect on the Company's revenues and profitability.

Competition - The contract drilling industry is a highly competitive and cyclical business characterized by high capital and maintenance costs.
Although conditions in recent years in the precious metals mining industry have precipitated consolidation of drilling industry participants, the Company believes the competition for drilling contracts will continue to be intense for the foreseeable future because of contractors' ability to move rigs from areas of low activity and day rates to areas of greater activity and relatively higher rates. In addition, there are a number of inactive rigs that are being reactivated and upgraded, and additional rigs that could be reactivated and upgraded, and new rigs that could be constructed, to meet any increase in demand for drilling rigs in any given market. Such movement, reactivation, new construction or a decrease in drilling activity in any major market could depress rates and could adversely affect utilization of the Company's rigs even in an environment of strong precious metals prices. Many of the Company's principal competitors are substantially larger, have substantially greater resources and have spent considerably larger sums of capital than the Company for equipment, including drill rigs, development and operations. These factors may enable those competitors to better withstand industry downturns, compete on the basis of price, build new or more efficient rigs or acquire existing rigs that become available for purchase.

Risk of Upgrade and Refurbishment of Drill Rigs - In connection with its plans to increase its fleet of drill rigs and the upgrade and refurbishment of existing drill rigs and other rigs that the Company may acquire in the future, the Company expects to make substantial completion, upgrade and refurbishment capital expenditures. Such projects are subject to the risks of delay or cost overruns inherent in any large reconstruction project, including shortages of materials or skilled labor, unforeseen engineering problems, latent damage to current equipment, work stoppages and unanticipated cost increases. Significant cost overruns or delays would adversely affect the Company's financial condition and results of operation.

Equipment Costs - To date the Company has been able to meet its requirements for additional equipment by acquiring and refurbishing used equipment. Such used equipment is generally acquired at prices that are substantially less than the cost of new equipment. Generally, after refurbishing the used equipment, the Company's total cost therefor is less than the cost of new equipment. However, to meet its expansion needs and to avoid delay if it is to take advantage of new contract opportunities, the Company may be required to purchase new drill rigs rather than used or refurbished drilling equipment.
The cost of new equipment can be as much as 40% greater than a comparable refurbished rig, thereby increasing the Company's investment cost in new operations and reducing the amount of capital available for other expansion projects.

Dependence on Trained Personnel - The Company relies on the services of trained technicians and skilled workers in many aspects of its operations. As its operations expand, the Company will be required to seek, hire and retain persons with the requisite expertise and experience to meet the Company's needs. The cost of training and retaining such personnel may decrease operating margins and affect profitability. There can be no assurance that qualified personnel are readily available at costs that make it feasible for the Company to retain them. In addition, the Company may experience delays in its expansion efforts as new or current personnel are trained to perform at a level needed by the Company.

Government Regulation and Environmental Matters - The Company's domestic and foreign operations and mining operations in general are subject to substantial government regulation including federal, provincial, state and/or local laws concerning, but not limited to, such factors as safety, land use and environmental protection. Specifically, the Company must comply with local, state, provincial and/or federal requirements regarding exploration and drilling operations, public safety, employee health and safety, air quality, water pollution, noxious odor, noise and dust control, reclamation, solid waste, hazardous waste and wildlife protection as well as laws protecting the rights of other property owners and the public. Although the Company is aware of no respect in which it is not in substantial compliance with such regulations, laws and requirements, failure to comply could have a material adverse effect on the Company including substantial penalties, fees and expenses and could result in significant delays in the Company's operations or a potential shutdown of some or all of its operations. The Company also must obtain and comply with local, state, provincial and federal permits, including waste discharge requirements, other environmental permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and take significant amounts of time. Although the Company foresees no material problems or delays, there can be no assurance that the Company can obtain the necessary permits, commence new operations or continue existing operations or that the Company can maintain economic production in compliance with the necessary permits. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation of such laws are actively considered from time to time and could have a material adverse impact on the Company. There can be no assurance that future changes in existing law or new legislation will not limit or adversely impact the Company's business operations.

Risks Associated with Mining Operations, Insurance Coverage and Uninsured Losses - The Company's activities are subject to all the risks and hazards commonly associated with mining operations, including, but not limited to, unusual or unforeseen geological formations, flooding, cave-ins, environmental concerns, personal injury, changes in technology or mining techniques, and delays or periodic interruptions in operations due to inclement weather. The Company has insurance covering personal injury, workers' compensation and damage to property and equipment, although in view of recent trends in damage awards in personal injury lawsuits, such insurance may be insufficient to satisfy large losses or judgments against the Company. Furthermore, certain types of insurance coverage (generally against losses caused by natural disasters and acts of God) are either unattainable or prohibitively expensive. Substantial damage awards against the Company or substantial damages not covered by insurance will affect the Company's ability to continue as a going concern.

Foreign Operations Risks Generally - The Company has recently expanded much of its operations to meet increased demand for its services both in the United States and abroad. The Company intends to expand operations into other parts of the world, including Africa. There are numerous risks associated with conducting business in foreign countries. The distance from corporate headquarters and the often remote locations of drilling and mining sites in these foreign countries exacerbates the difficulties discussed above. In addition, problems associated with possible political risks, instability of local governments, safety of personnel and equipment, the lack of spare parts or adequate service assistance, the need for skilled labor and supervision, lack of infrastructure and accessability to sources of power and other supplies necessary for operations, tariff restrictions, currency control regulations, competing or conflicting manufacturing and production standards, governmental approval, licensing and permit requirements and procedures, high inflation and currency fluctuations which may erode profitability levels, and the difficulty of obtaining and enforcing judgments in foreign courts and under foreign legal systems that differ substantially from the U.S. all add to the risk of foreign operations.

Foreign Currency - The Company's operations in Mexico and its anticipated operations in other countries render the Company subject to foreign currency fluctuations which may materially affect its financial condition and results. The Company does not presently engage in any currency hedging or other transactions to offset any risk of fluctuations in foreign currency exchange rates, inflation or interest rates. Contracts for drilling services are generally denominated in and provide for payment with U.S. dollars. Accounting records of the Company's Mexican subsidiaries, however, are maintained in Mexican pesos. The financial statements of the Company which include those of its Mexican subsidiaries have been prepared in accordance with GAAP and are stated in U.S. dollars. At all times the functional currency of the Company is the U.S. dollar because the majority of its revenues, costs, property and equipment purchased and debt and trade liabilities are measured in U.S. dollars. To minimize the risk of currency fluctuations and consequent devaluation, the Company lists its fees for services in U.S. dollars, calculates its customers' billing statements and invoices in U.S. dollars, and requests payment in U.S. dollars (to the extent permitted by local law) or in local currency based on the free market exchange rate on the date of payment. The Company also maintains both dollar and peso bank accounts for receiving deposits and making disbursements locally. See "Risks Related to Mexico," below.

Potential Depressive Effect of Sales of Shares by Present Stockholders - A substantial number of shares of the Company's Common Stock currently issued and outstanding are "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933, as amended. The Company believes that a significant portion of such restricted securities presently are or in the immediate future will be available for resale under Rule 144. Sales of substantial amounts of Common Stock pursuant to Rule 144 or otherwise into the public market could adversely affect the market price for the Company's securities.

No Dividends - The Company has never declared or paid any cash dividends on its shares and does not anticipate paying cash dividends in the foreseeable future.

Risk of Dilution by Future Issuance of Shares - The Company may use its securities, including shares of its Common Stock or its Preferred Stock, to finance acquisitions or to obtain additional capital for continued operations. In addition, the Company has granted warrants and options to acquire a significant number of shares of Common Stock of the Company at prices which are currently substantially less than the prices quoted for the Company's securities in the OTC market. See "Certain Transactions." The existence of these rights and the issuance by the Company of its equity securities, including Common Stock or securities convertible into Common Stock, in any such transaction will result in immediate and possibly substantial dilution to the existing stockholders of the Company.

Effect of Certain Anti-Takeover Provisions - Nevada's "Combination with Interested Stockholders Statute" and its "Control Share Acquisition Statute" may have the effect in the future of delaying or making it more difficult to effect a change in control of the Company. See "Description of Securities," below. These statutory antitakeover measures may have certain negative consequences, including an effect on the ability of the stockholders of the Company or other individuals to (i) change the composition of the incumbent Board of Directors of the Company; (ii) benefit from certain transactions which are opposed by the incumbent Board of Directors; and (iii) make a tender offer or attempt to gain control of the Company, even if such attempt were beneficial to the Company and its shareholders. Since such measures may also discourage the accumulations of large blocks of the Company's Common Stock by purchasers whose objective is to seek control of the Company or have such Common Stock repurchased by the Company or other persons at a premium, these measures could also depress the market price of the Company's Common Stock. Accordingly, shareholders of the Company may be deprived of certain opportunities to realize the "control premium" associated with takeover attempts.

Risks Related to Mexico - Economic, Political and Social Conditions. The Company has several subsidiaries incorporated in Mexico and a significant amount of its drilling operations are located in Mexico, although many of the Company's customers in Mexico are headquartered outside Mexico, mostly in the United States and Canada. Because of the location of its drilling operations, the Company may be affected by economic, political and social conditions in Mexico. For example, the Company's financial condition and results of operations or the market price of its Common Stock could be adversely affected if the current policies of the Mexican government encouraging foreign investment and foreign trade are reversed. Changes in policies by the U.S., Mexican or other governments resulting in, among other things, increased duties, higher taxation, currency conversion limitations, limitations on imports or exports or the expropriation of private enterprises could have a material adverse effect on the Company's results of operations. Furthermore, Mexico has experienced political, economic and social uncertainty resulting from the assassination of political leaders, government scandals, and peasant uprisings in certain states. Since December 1994, Mexico has experienced an economic crisis characterized by exchange rate instability and devaluation, increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Under its current leadership, the Mexican government has been pursuing economic reform policies, including the encouragement of foreign trade and investment and an exchange rate policy of free market flotation. No assurance can be given however that the Mexican government will continue to pursue such policies, that such policies will be successful if pursued or that such policies will not be significantly altered from time to time.

Exchange Rates; Inflation - While the Company transacts business generally in U.S. dollars and its revenues are collected to the extent possible in U.S. dollars, a portion of the Company's costs and expenses are not denominated in U.S. dollars; substantially all of such non-U.S. dollar costs and expenses to date are denominated in New Pesos. As a result, changes in the relationship of the U.S. dollar to the New Peso could affect the Company's cost of goods sold, operating expenses and operating margins. The devaluation of the New Peso during late 1994 and early 1995 reduced the U.S. dollar cost of the Company's New Peso expenses, but also had a negative impact on its New Peso revenues. From December 18, 1994 through October 1, 1995, the U.S. dollar appreciated approximately 84% in value against the New Peso. In addition, inflation in the New Peso could affect the Company's cost of goods sold and operating margins. Mexican inflation, as measured by the NCPI, the Mexican government's consumer price index, was 51.9% for calendar 1995 and 27.7% in 1996. Inflation in Mexico may ultimately increase the cost of goods and services purchased in Mexico with New Pesos and lead to higher wages and salaries for the Company's employees in that country. Such increases may adversely affect the Company's operating margins in the future. The impact of future exchange rate fluctuations and inflation on the Company's results of operations cannot be accurately predicted. The Mexican government is also attempting to boost the economy by providing tax incentives for new business investments, and utilizing wage and price controls to contain inflation. As part of these policies, the Mexican government has committed to retaining a free flotation system for the New Peso in international currency markets. However, the impact of these policies on the Company or the Mexican economy cannot be accurately predicted. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Exchange Rates."


                               USE OF PROCEEDS

The Shares are being offered for sale or will be sold by the Selling Shareholders. The Company will not receive any portion of the proceeds from the sale of Shares by the Selling Shareholders.


                      DETERMINATION OF OFFERING PRICE

The Shares may be sold by the Selling Shareholders from time to time at prices and on terms not yet determined. Sales, which may or may not involve cash consideration or sales on the OTC market, may be made directly to other purchasers or through one or more underwriters or broker-dealers at prices quoted on the OTC Electronic Bulletin Board at the time of sale or on other terms as agreed with such underwriters or broker-dealers as the case may be. [See "Plan of Distribution."]

                                   DILUTION

There is no dilution to existing shareholders generally which will result from the sale of the Shares by the Selling Shareholders.


        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading in the Common Stock of the Company commenced over the counter in January 1994. Trading of the Common Stock of the Company is quoted on the OTC Electronic Bulletin Board under the symbol "KLSE." The range of high and low bid quotations for each quarterly period since the Company's Common Stock began trading in January 1994, as reported by the OTC Electronic Bulletin Board, is as follows:


         FISCAL QUARTER ENDED           HIGH           LOW
         --------------------       ----------     -----------
         March 31, 1994             $   1.88         $1.13
         June 30                        1.88          1.13
         September 30                   1.75          1.13

         December 30, 1994              2.50          2.25
         March 31, 1995                 1.31          1.31
         June 30                        0.62          0.50
         September 30                   0.38          0.37

         December 29, 1995              0.28          0.25
         March 29, 1996                 0.33          0.30
         June 28                        0.55          0.50
         September 30                   1.13          1.00

         December 31, 1996              3.00          0.87
         March 31, 1997                 4.13          3.88


On June 19, 1997, the last reported bid and ask prices for the Common Stock were $3.50 per share.


The above quotations reflect inter-dealer prices, without retail mark-up, retail mark-down or commission, and may not represent actual transactions.

Holders. The approximate number of record holders of the Company's Common Stock as of April 30, 1997 was 1,215.


                               CAPITALIZATION

The following table sets forth the capitalization of the Company as of September 30, 1996 (audited) and March 31, 1997 (unaudited):


                                                      September 30, 1996     March 31, 1997
                                                      ------------------     --------------
                                                          (Audited)            (Unaudited)
Long-term debt (less current portion),
 including obligations  under capital leases,
 less current portion                                 $        270,995       $     242,671

Redeemable Common Stock                                              0                   0

Stockholders' equity:
Cumulative convertible preferred stock, par value
  $.0001 per share;  1,000,000 shares authorized,
  100,000 shares outstanding, $5.00 stated value                    10                  10
Common Stock, par value $.0001 per Share;
  50,000,000 shares authorized, 10,931,497 and
  15,761,497 outstanding, respectively                           1,093               1,692
Additional paid-in capital                                   6,101,057           9,861,423
 Retained earnings (deficit)                                (4,505,721)         (4,795,693)
Cumulative translation adjustment                               (4,213)             (4,213)
Treasury stock                                                 (38,500)            (38,500)
Stockholders' equity                                         1,553,726           5,024,719
 Total capitalization                                 $      1,824,721       $   5,267,390
                                                      ==================     ==============

See the Financial Statements included in this Prospectus and the notes thereto. The above table does not include shares reserved for issuance upon the exercise of options under stock plans of the Company or under certain warrants held by an affiliate of the Company. [See "Description of Securities," "Executive Compensation," and "Plan of Distribution."]


                                DIVIDEND POLICY

The Company has never declared or paid any dividends on its Common Stock and does not anticipate the declaration or payment of cash dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon, among other things, future earnings, the Company's financial condition, capital requirements, general business conditions, levels of indebtedness, and contractual restrictions with respect to the payment of dividends and other relevant factors.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

Overview

The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes thereto contained elsewhere in this Prospectus.

Results of Operations

Six Months Ended March 31, 1997 Compared With Six Months Ended March 31, 1996 (Unaudited)

The Company had a net loss for the six months ended March 31, 1997 of $274,973 compared to net income of $305,631 for the six months ended March 31, 1996.
 The difference is attributable to a $379,935 gain on the sale of a subsidiary during the six months ended March 31, 1996 and to increased exploration costs, legal fees, management fees and other operating expenses for the six months ended March 31, 1997. The Company had a loss from continuing operations of $274,973 for the six months ended March 31, 1997 compared to a loss of $39,793 for the comparable period in 1996. This increased loss from continuing operations is due to increased exploration costs, legal fees, management fees and other operating expenses.

Total revenues from continuing operations for the six months ended March 31, 1997 were $2,748,811, an increase of $1,043,334 or approximately 61 percent, over the six months ended March 31, 1996. The increase in revenues is primarily due to increases in drilling services revenues of $731,488 in Mexico and $319,892 in the United States, and a decrease of $8,046 in hydraulic services. The Company increased its drilling fleet from five rigs to nine during fiscal 1996. This contributed to the increased revenues during the second quarter of fiscal 1997, and the Company anticipates increased drilling and repair service revenues for the remainder of fiscal 1997. Two additional rigs were added in March 1997 and two more in April 1997. The Company presently has a total of 13 drill rigs.

Total cost of drilling and repair services were $1,292,980 and $1,005,427 for the six month periods ending March 31, 1997 and 1996, respectively. This represents an increase of $287,553 or approximately 29 percent over the comparable period of the prior year. When expressed as a percent of net sales and revenues, these costs decreased from 59 to 47 percent. The primary reason for this decrease was the improvement in the gross profit margin for drilling services in Mexico. The Company has gradually phased out the use of North American drillers on temporary travel assignments to Mexico in order to use Spanish speaking resident drillers who would be more likely to work on a permanent basis. This shift has reduced the cost of wages during the six-month period ending March 31, 1997 as compared to the same period of the prior year. With the maturity of Company operations in Mexico, contracts are for longer durations than in the past. This trend has reduced the down-time between jobs allowing for better utilization of labor, and lower mobilization costs for the drill rigs. The cost of drilling parts and supplies has declined as it relates to drilling revenues in the six months ended March 31, 1997 as compared to the prior year. This decrease is attributable to improved efficiency with higher volumes, and particularly to maintaining a spare parts inventory. The Company has nearly tripled its inventory of spare parts held in Mexico at March 31, 1997 compared to the prior year, which avoids the higher costs of short-term
procurements and emergency buying.   Another reason for the lower percent of
cost of drilling and repair services compared to net sales and revenues is the improved gross profit margin in the hydraulic repair and manufacturing operations. A machine shop division was added to the hydraulics company and further expanded in August 1996. This improved the gross profit margin by performing these services in-house rather than contracting with third parties as had been done in the comparable period during the prior year.

Total cost and expenses for the six month period ending March 31, 1997 was $1,659,951, an increase of $849,301 over the six-month period ending March 31, 1996. Of this amount, $332,682 is attributable to other operating expenses, discussed below. The remaining increase of $516,639 is primarily due to increases of $41,986 in salaries, wages and related costs, $151,168 in legal and professional fees, $49,278 in consulting fees, $175,988 in exploration costs, and $72,574 in depreciation and amortization expense. The increase in legal fees was due to the active pursuit of litigation and arbitration with PanAmerican Mineral Services, Inc. during the current six-month period. The increase in exploration costs was due to the Company's resumption of efforts to locate and evaluate suitable mining properties for acquisition, exploration and development. The increase in depreciation and amortization expense was due to the additional acquisition of equipment, primarily drill rigs and their supporting vehicles and tooling.

Other operating expenses were $472,315 and $139,653 for the six months ended
March 31, 1997 and 1996, respectively.   This increase is due to management
fees of $300,000 for the six month period ending March 31, 1997. In December 1996, the Company entered into a management services contract with SCC. Under this agreement, effective October 31, 1996, SCC is to receive a monthly management fee of $50,000 and will provide investment banking, investor relations, financial management and strategic planning services for the Company for a term of five years. See "Certain Transactions." Tradeshow expenses increased $24,101 for the six-month period ending March 31, 1997 compared to the same period of the prior year, which reflects the Company's increased emphasis on marketing to increase revenues in drilling services as well as hydraulic repairs and fabrication. Other categories of expenses included in "other operating expenses" are general, administrative and selling expenses that do not necessarily vary in proportion to sales and revenues. These categories remained fairly constant for the six month periods ending March 31, 1997 and 1996.

Mineral exploration expenditures are expensed as incurred. Expenditures incurred on properties identified as having development potential are deferred on a project basis until the viability of the project is determined. If a project is abandoned, the accumulated costs are charged to operations in the year in which the determination is made. Costs associated with economically viable projects are capitalized and amortized over the project's estimated useful life. There are no costs capitalized as of March 31, 1997 and 1996. Exploration expenses increased $175,988 for the six months ending March 31, 1997 over the comparable period for the prior year reflecting the Company's renewed commitment to pursue the acquisition and exploration of mining properties.

Net income from other income and expenses decreased $141,660 for the six months ended March 31, 1997 over the comparable period of the prior year. Of this amount, interest expense increased by $28,928 and interest and other income increased $33,592. Gains from the sale of investment securities decreased $99,286 and gains from the sale of assets decreased by $21,366. Also, the Company recorded a loss from foreign currency translation of $12,539 for the six months ended March 31, 1997, compared to a gain of $13,133 for the six months ended March 31, 1996.

Fiscal Year Ended September 30, 1996 Compared With Fiscal Year Ended September 30, 1995

The Company had a net loss for the fiscal year ended September 30, 1996 of approximately $920,000 compared to a net loss of approximately $1,186,000 for the fiscal year ended September 30, 1995. Total sales and revenues from continuing operations for the fiscal years ended September 30, 1996 and September 30, 1995 were approximately $4,424,693 and $3,019,597, respectively, an increase of $1,405,095 or approximately 47 percent. The increased revenues were attributable to increased drilling service revenues in both Mexico and the United States. The Company increased its available drill rig fleet from five to nine rigs in fiscal 1996, and added a machine shop division to its hydraulic repair and fabrication operations. The Company anticipates increased revenues in fiscal 1997 from existing facilities as well as from planned additions to the drill rig fleet.

Cost of sales for fiscal years ended September 30, 1996 and September 30, 1995 were $2,447,843 and $1,836,671, respectively. This represents an increase in the gross profit margin from 39 percent to 45 percent. The improved margin is attributable to upgraded equipment which requires less repair and maintenance, and to longer-term drilling contracts which reduce transportation costs by reducing the number of times equipment must be moved between job sites. Selling, general and administrative expenses for fiscal 1996 and fiscal 1995 were $1,859,692 and $2,091,100, respectively, a decrease of 27 percent expressed as a ratio to sales and revenues. The decrease was primarily attributable to a reduction in exploration costs from $324,931 in 1995 to $4,203 in 1996. Legal and professional fees also decreased $97,959, while salaries, wages and related costs increased $97,715 and taxes, licenses and permits increased $23,879 as did depreciation and amortization, $67,346. The Company has renewed its mining property exploration efforts in fiscal 1997 and expects exploration costs to increase in future periods for this program.

The Company's net income or (loss) from continuing operations for the fiscal years ended September 30, 1996 and September 30, 1995 was $117,158 and ($908,174), respectively. The increase of $1,025,332 in income was attributable to an increase in sales and revenues, the improvement in gross profit margin, the reduction in exploration costs and decreased legal and professional fees, but was partially offset by increases in salaries, wages and related costs, depreciation and amortization expense, and taxes, licenses and permits.

Net loss for the fiscal years ended September 30, 1996 and September 30, 1995 was ($919,813) and ($1,185,850), respectively, a reduction in loss of $266,037. Interest expense for the fiscal years ended September 30, 1996 and September 30, 1995 was $311,303 and $144,835, respectively, an increase due to the use of debt financing to acquire additional equipment. The Company entered into a financing arrangement on September 30, 1996 with a related party which resulted in a charge to "other financing cost" of $1,024,322. [See "Certain Transactions," below.] This transaction included the issuance of Common Stock purchase warrants, the effect of which was an increase in stockholders' equity of $1,024,322 and an offsetting finance charge on the income statement in the same amount. Gain on sale of investment securities for the fiscal years ended September 30, 1996 and 1995 was $99,289 and $209,943, respectively. The balance of the Company's holdings of marketable securities was sold in fiscal 1996 to provide additional working capital. The Company will not have these securities as a source of capital in future years. Loss from discontinued operations for the fiscal years ended September 30, 1996 and September 30, 1995 was $3,326 and $363,462, respectively. The subsidiary responsible for this loss was sold in fiscal 1996. Therefore, there will be no future revenues received or expenses incurred by the Company as a result of the operations of that subsidiary. An extraordinary item of income was recorded in the fiscal year ended September 30, 1996 in the amount of $172,823 as forgiveness of debt. This was primarily the forgiveness of interest owed to the Bell Estate. [See "Certain Transactions," below.]

The Company plans to expand its drill rig fleet during fiscal 1997 and is working to improve the efficiency of its other operations. The Company believes these efforts will improve operating results for fiscal 1997. However, there is no assurance that this will occur.

Fiscal Year Ended September 30, 1995 Compared With Fiscal Year Ended September 30, 1994

The Company's net loss for the fiscal year ended September 30, 1995 was approximately $1,186,000 as compared to approximately $1,811,000 for the fiscal year ended September 30, 1994. The difference was attributable to an increase in revenues and a decrease in expenses as a percentage of revenues.

Total sales and revenues from continuing operations for fiscal 1995 were $3,019,597, an increase of $851,146, or 39 percent, over fiscal 1994. The increased revenues were attributable to increases in revenues from both the Company's drilling services and repair services segments.

Total costs and expenses from continuing operations decreased in fiscal 1995 approximately 1.7 percent to $3,932,743 when compared to fiscal 1994. These decreased costs and expenses were attributable to decreases in legal and other professional fees, rents, travel expenses, and consulting fees, which were offset to an extent by increases in fuel, supply, and exploration costs as a result of increased drilling and exploration activities.

The Company's loss from continuing operations decreased from $1,834,275 in fiscal 1994 to $913,146 in fiscal 1995 as a result of the items described above. The decreased loss from operations for fiscal 1995 as compared to 1994 was offset by a $670,039 decrease in gain on sale of marketable securities. The lower amount of gain on sale of marketable securities resulted from fewer sales of marketable securities in fiscal 1995. At September 30, 1995, the total value of the Company's marketable securities was $258,750.

Liquidity and Capital Resources

September 30, 1996

As of September 30, 1996, the Company's current assets were $1,854,325 and its current liabilities were $2,703,956, resulting in an excess of liabilities of $849,631. At September 30, 1995, the current liabilities exceeded current assets by $452,940. The increase is due primarily to additions to short-term debt from a related party. From September 30, 1995 to September 30, 1996, cash and cash equivalents increased $126,288 to $300,767. Net trade accounts receivable increased $521,603 to $1,050,371. These increases are attributable to a 47 percent increase in revenues for the same period. Inventory decreased $224,934 to $483,938, primarily due to the sale of a manufacturing subsidiary. Accounts payable decreased during the period by $261,814 to $412,487 and accrued expenses decreased $109,154 to $188,628, due primarily to the sale of a subsidiary and to the availability of capital provided by debt financing.

During the fiscal year ended September 30, 1996, total assets increased $1,068,730 to $4,528,677. This included net additions to property, plant and equipment of $939,382, due primarily to the purchase of additional drill rigs. During fiscal 1996, total liabilities increased $374,319 to $2,974,951. This included a reduction in long-term debt of $184,649 to $270,995.

Stockholders' equity increased $694,411 during the fiscal year ended September 30, 1996 to $1,553,726. To provide working capital for the Company, stock and stock purchase warrants were sold in private placements and issued in exchange for fees, services and debts of the Company. These issuances resulted in an increase to working capital of $1,683,525. This capital increase was partially offset by the Company's net loss for the period of ($919,813).

The Company realized positive earnings from its operating activities in the last half of fiscal 1996. However, the Company will continue to need infusions of equity or debt financing as it expands its drill rig fleet, increases its sales activities in the machine shop, hydraulic repair and fabrication segments, and pursues mining property exploration and acquisitions.

During fiscal 1996, the Company incurred short-term debt with Common Stock conversion rights from an unrelated entity. The first loan of $710,000 was obtained in May 1996. Subsequent notes were executed and funds borrowed from the same entity in June ($450,000), July 10 ($150,000) and July 16, 1996 ($590,000). These notes were partially refinanced on September 30, 1996 with the execution of a short-term note in the amount of $1,673,730 from a related party, coupled with the issuance to the related party lender of Common Stock purchase warrants. Subsequent to the fiscal year end on September 30, 1996, the Company borrowed an additional $200,000 from the same unrelated party on a short-term basis. Approximately $1,842,400 of this short-term debt was repaid by January 2, 1997 from the proceeds of an offering selling approximately 4,000,000 restricted shares of the Company's Common Stock. [See "Certain Transactions" and "Recent Sales of Unregistered Securities," below.]

March 31, 1997 (unaudited)

At March 31, 1997, the Company's current liabilities exceeded its current assets by $275,615 as compared with current liabilities exceeding current assets by $849,631 at September 30, 1996. The current ratio of assets to liabilities was .89 at March 31, 1997 as compared with .69 at September 30, 1996. Current assets increased by $387,307 to $2,241,632 from September 30, 1996 to March 31, 1997. Current liabilities decreased by $186,709 during the same period. The significant increase in working capital over this period is primarily attributable to the sale of restricted common stock in December 1996 and January 1997.

Total assets were $7,784,637 at March 31, 1997 as compared to $4,528,677 at September 30, 1996. The increase of $3,255,960 is due to the sale of restricted common stock described above and additions to fixed assets of approximately $2,975,000, primarily additions to the drill rig fleet and supporting equipment at a cost of approximately $2,650,000.

For the three-month period ended March 31, 1997, the Company operated on a negative cash flow from operations. The negative cash flow was due to an increase in exploration costs, management fees, legal fees and other operating expenses. The Company anticipates substantial increases in revenues and cash flow from operations as it expands its drill rig fleet for the balance of fiscal 1997. Two drill rigs with support equipment were purchased in March 1997 and two additional rigs were constructed in-house and placed into service in April 1997. This increases the Company's fleet of drill rigs to thirteen. As the Company continues to expand, it endeavors to achieve a positive cash flow from operations, although there can be no assurance that the Company will achieve a positive cash flow from operations. The Company is also increasing its efforts to acquire mining properties, and it will continue to require additional sources of funds in order to pursue precious metals exploration and development and expand its drilling and repair services. Such funding may come from debt financing or the sale of the Company's equity securities, but there is no assurance that the Company will obtain the funds needed to supplement the shortfall in its cash flow as and when needed.

In January 1997, the Company granted options to acquire an aggregate of 1,000,000 shares of the Company's common stock to certain officers and directors of the Company. These options are exercisable for a period of ten years at prices ranging from $2.88 to $3.00 per share, which represented the fair market value of the underlying common stock on the date of grant. None of these options have been exercised and there were no other sales of unregistered securities by the Company during the quarter. The grant of these options was made without registration under the Securities Act of 1933, as amended, in reliance upon exemptions under Section 4(2) and other provisions of such Act, including rules and regulations promulgated thereunder relative to sales of securities not involving a public offering.

Foreign Currency Risks and Inflation

The Company has operations in Mexico and anticipates commencing operations in other countries. Such operations involve risks associated with foreign currency fluctuations which may materially affect the Company's financial condition and results. The Company does not presently engage in any currency hedging or other transactions to offset any risk of fluctuations in foreign currency exchange rates, inflation or interest rates. Contracts for drilling services are generally denominated in and provide for payment with U.S. dollars. Accounting records of the Company's Mexican subsidiaries, however, are maintained in Mexican pesos. The financial statements of the Company which include those of its Mexican subsidiaries have been prepared in accordance with GAAP and are stated in U.S. dollars. At all times the functional currency of the Company is the U.S. dollar because the majority of its revenues, costs, property and equipment purchased and debt and trade liabilities are measured in U.S. dollars. To minimize the risk of currency fluctuations and consequent devaluation, the Company lists its fees for services in U.S. dollars, calculates its customers' billing statements and invoices in U.S. dollars, and requests payment in U.S. dollars (to the extent permitted by local law) or in local currency based on the free market exchange rate on the date of payment. The Company also maintains both dollar and peso bank accounts for receiving deposits and making disbursements locally. Excess funds are maintained in the dollar bank account for as long as possible. When needed for disbursing locally, funds are transferred from the dollar to the peso bank account. This practice minimizes the monetary assets held in functional currencies which remain exposed to the risk of exchange rate fluctuations.

Since December 1994, Mexico has experienced an economic crisis characterized by exchange rate instability and devaluation, increased inflation, high domestic interest rates, negative economic growth, reduced consumer purchasing power and high unemployment. Under its current leadership, the Mexican government has been pursuing economic reform policies, including the encouragement of foreign trade and investment and an exchange rate policy of
free market flotation.   During the Company's first two fiscal years, the
Mexican economy was not considered "highly inflationary." Currency translation adjustments were charged to and accumulated in the stockholders' equity section of the balance sheet and transaction losses reduced earnings. After devaluation occurred in 1994 and 1995, the Mexican economy was considered highly inflationary and the Company included all currency gains and losses in the earnings statement. As a result of these accounting policies, as of September 30, 1994, the Company was required to record $4,213 in translation loss in stockholders' equity, and currency transaction losses of $10,357 reduced earnings. From October 1, 1994 through March 31, 1997, currency losses have reduced earnings by $4,892. These charges have been largely immaterial because of the Company's practice of pricing its foreign drilling contracts in U.S. dollars, invoicing and collecting (to the extent possible) each week or as frequently as possible, to reduce the risks of currency fluctuation. On the other hand, certain operating expenses in foreign countries (including wages, fuel and supplies) are not adjusted upward immediately in response to inflation, which may result in a savings to the Company.

Exchange Rates

From late 1982 until November 11, 1991, Mexico maintained a dual foreign exchange rate system, consisting of a "controlled" exchange rate and a "free" exchange rate. The controlled rate applied to specified transactions and the free exchange rate applied to all other transactions. Mexico repealed its exchange control rules effective November 11, 1991 and now has a free market for foreign exchange.

Prior to December 21, 1994, Banco de Mexico sought to keep the New Peso-U.S. dollar exchange rate within a range prescribed by the Mexican government through intervention in the foreign exchange market. Under its policy guidelines, Banco de Mexico generally intervened to reduce day-to-day fluctuations in the exchange rate. From November 11, 1991 through October 20, 1992, the upper limit of the prescribed range, expressed in terms of New Pesos ("Nps") per U.S. dollar, rose by 0.0002 per day, equivalent to a maximum devaluation of the New Peso with respect to the U.S. dollar of approximately
2.4 percent per year. From October 20, 1992 until December 19, 1994, the upper limit of the central bank's accepted range increased by Nps 0.0004 per day, equivalent to a maximum devaluation of the New Peso of approximately 4.6 percent per year. On December 20, 1994, the Mexican government increased the ceiling by Nps 0.53 per day, equivalent to an effective devaluation of 15.3 percent.

On December 21, 1994, the Mexican government announced its decision to suspend intervention by Banco de Mexico and to allow the New Peso to float freely against the U.S. dollar. Factors contributing to the decision included the growing size of Mexico's current account deficit, the declining level of Banco de Mexico's foreign exchange reserves, rising interest rates for other currencies, especially the U.S. dollar, and reduced confidence in the Mexican economy on the part of international investors due to political uncertainty. By December 31, 1994, the exchange rate was Nps 5.0 per U.S. dollar, compared to Nps 3.5 per U.S. dollar on December 19, 1994. On May 31, 1995, as part of Mexico's National Plan for Development 1995-2000, the Mexican government announced its intention to maintain a free-floating exchange rate regime. The New Peso was highly volatile throughout 1995, and fluctuated between Nps 5.27 and Nps 8.14 per U.S. dollar. During 1996, however, the exchange of the Nps against the U.S. dollar performed in a more stable manner, depreciating approximately 1.7 percent. As of March 15, 1997, the rate of exchange was approximately Nps 8.00 to the dollar. There can be no assurance that the Mexican government will maintain its current policies with regard to the New Peso or that the New Peso will not further depreciate significantly in the future.

In recent months the Company has been investigating possible drilling services and exploration opportunities in The Ivory Coast and Tanzania. The economics of these and other African countries have been depressed for many years and these two countries are among the poorest in the world, notwithstanding that they may have abundant natural resources. Both Tanzania and The Ivory Coast have experienced high inflation and fluctuations in currency valuation.

The currency exchange rates for the past several years for the Tanzanian shilling ("TZS") to the U.S. dollar are as follows:

     Year           TZS per $1.00
     ----           -------------
     1991           219.16
     1992           297.71
     1993           405.27
     1994           509.63
     1995           574.76
     1996           595.00

As of April 21, 1997, the rate was U.S. $1.00 = 599 TZS.

The Ivory Coast franc ("Communaute Financiere Africaine franc" or "CFA") was devalued 50% against the French franc in 1994, after being fixed at 50 CFA per French franc since 1948. The exchange rates for the CFA to the U.S. dollar for the past several years were as follows:

      Year          CFA per $1.00
      ----          -------------
      1991          282.11
      1992          264.69
      1993          283.16
      1994          555.20
      1995          499.15
      1996          524.40

As of April 21, 1997, the rate of exchange of CFA per U.S. $1.00 was 570 CFA.

Forward-looking Statements

The forward-looking statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations section and in the section labeled "Business" elsewhere in this Prospectus involve a number of risks and uncertainties. Some of the factors that could cause actual results to differ materially are set forth above under the caption "Risk Factors." In addition, the risk factors discussed below may also affect actual operating results in the future.

The Company has experienced and expects to continue to experience significant fluctuations in its results of operations. Factors that affect the Company's results of operations include its ability to successfully bid on new contracts, its ability to perform contracts on a timely basis, its access to suitable used or new equipment to fulfill contract obligations, the ability to hire and retain skilled and properly trained employees, industry conditions and world demand for precious metals, as well as prices for such metals. In addition, the exploration and production of gold is a highly speculative and competitive business into which the Company expects to expand. As a result of the foregoing and other factors, there can be no assurance that the Company will not experience material fluctuations in future operating results on a quarterly or annual basis which would materially and adversely affect the Company's business, financial condition and results of operation.

The Company has recently expanded much of its operations to meet increased demand for its services both in the United States and abroad. There are numerous risks associated with conducting business in foreign countries. The distance from corporate headquarters and the often remote locations of drilling and mining sites in these foreign countries exacerbates the difficulties discussed above. In addition, problems associated with possible political risks, instability of local governments, safety of personnel and equipment, the lack of spare parts or adequate service assistance, the need for skilled labor and supervision, all add to the risk of foreign operations. [See, "Risk Factors."]


                                   BUSINESS

The primary business of the Company is providing drilling services for companies engaged in the exploration for and the production and sale of gold and other precious metals associated with gold, as well as the design, manufacture, sale, service and repair of drilling rigs and hydraulic equipment used in logging, mining and related industries. In addition, the Company intends to engage in the future on a broader scale in the exploration for and production, processing and sale of gold and other precious metals for its own account and to develop its own properties.

Drilling Operations

The drilling operations of the Company include both production mining drilling and exploration drilling as a drilling contractor to the precious metals mining industry. The Company specializes in exploration and production drilling, using reverse circulation drilling. Its present operations are based in Mexico and the United States. The Company also designs, manufactures, sells, services and repairs drill rigs and other hydraulic equipment used in the logging, mining and related industries. The Company anticipates that it may also soon commence operations in Africa. The Company's drill rigs are track-mounted, mobile, and compact, and the Company believes that their usage does not result in significant adverse environmental impact. Because of their mobility, track-mounting, small size, and capability of drilling to 1,500 feet in most environments, these rigs can be positioned and operated in relatively difficult terrain without requiring the building of drill roads. Based on its experience in the industry, management believes that these attributes provide competitive advantages in terms of avoiding certain expenses for building roads and also minimizing adverse environmental impact.

The Company submits written bids for drilling projects and negotiates written contracts with its mining company customers prior to commencement of any drilling project. During drilling operations, the driller, or supervisor, is responsible for maintaining drill logs. Invoices for services rendered by the Company are submitted for payment to the mining company customer on a weekly basis. Given the intensely competitive market for its contract drilling services, the Company emphasizes timely completion of its projects, meticulous maintenance of its equipment and retention of experienced employees.

In 1993, as governments in the United States and Canada raised taxes and introduced more stringent mining regulations, many mining companies sought opportunities to shift their mining efforts to South and Central America and Mexico, where the regulatory regimes are more conducive to mining activities. Improved political stability in these regions also made expansion there more attractive to North American mining companies. Changes in Mexican laws regarding foreign ownership prompted an increase in the number of foreign-owned
mining concessions in that country.   Privatization of mineral lands subject
to previously low levels of prior mineral extraction activity and the Mexican government's provision of incentives to companies willing to operate in Mexico have further encouraged the expansion of foreign company interests. Increased activities in Mexico by the Company's clients has resulted in a greater percentage of the Company's services being provided there.

The Company presently has thirteen drill rigs in use. Six of those drill rigs are operating in Mexico, six are operating in Alaska and one is in use in Nevada.

Specialty Design and Manufacture, Hydraulic Repair Services

KLS Co. designs and manufactures drilling rigs for use by the Company and for sale or lease to others in the industry. In addition, KLS Co. offers replacement parts and repair services for an array of hydraulic equipment used in logging, mining and construction. The Company is the exclusive authorized dealer and repair center for Denison Hydraulics of Cleveland, Ohio, for the state of Montana. KLS Co. also offers specialty manufacturing services, including pump installation and modification, with an emphasis on hydraulic systems. To date, KLS Co. has performed specialty manufacturing services primarily for Dateline.

Precious Metals Exploration

The Company is not presently engaged in any exploration or production on its own properties or with respect to its own extraction rights. In February 1994, the Company, through Beloro, entered into a joint venture (the "La Cienega Agreement") with Pacific Rainier De Mexico, S.A. de C.V. ("Pacific"), a subsidiary of Nevada Star Resources Corp., to pursue the development of property located at La Cienega, Sonora, Mexico, and a potential placer gold deposit on the Rio Yaqui, approximately 80 miles east of Hermosillo, Mexico. The Company formed Beloro to own its interests in the joint venture. As of January 1996, Beloro had contributed cash, property and services valued at approximately $475,000 to this project. Pacific's initial contribution was its title to mining claims covering the mineral rights in the land. The Company terminated its rights and obligations under the La Cienega Agreement in February 1996, largely because performance did not meet expectations and because the feasibility studies for future undertakings by the joint venture indicated that continued participation was not in the best interests of the Company.

The Company intends to expand its operations in the exploration and production drilling field by entering into joint ventures or similar arrangements with the owners of properties containing mineable ore reserves consisting of both proven and probable ore reserves. As used in this Prospectus, the term "mineable ore reserves" includes both proven and probable reserves. The term "reserves" means that part of a mineral deposit which can be reasonably assumed to be economically extracted or produced at the time of the reserve's determination. The term "economically", as used in the definition of reserves, implies that profitable extraction or production under defined investment assumptions has been established or analytically demonstrated. The assumptions made must be reasonable, including assumptions concerning the prices and costs that will prevail during the life of the project.

The term "proven reserves" means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings and drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established.

The term "probable reserves" means reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points
of observation.   Despite the best efforts of the owners of these properties or the Company to estimate or measure reserves, no assurance can be given in any case that the indicated amount of gold or other minerals may be economically recovered. Reserve estimates may from time to time require revisions based on actual production experience. The ore grade actually recovered by the Company may differ from the estimated grade of the reserves. Reserve estimates generally are revised annually based on the previous year's operating history. Many factors relating to each mine, such as the design of the mine plan, unexpected operating and processing problems, increases in the stripping ratio in open pit mines, unforeseen geotechnical conditions which may result in increased ground support or dilution in underground operations, and the complexity of the metallurgy of an ore body, may adversely affect cash costs. Moreover, fluctuations in the market price of gold or other minerals, as well as increased production costs or reduced recovery rates, may render reserves containing relatively lower grades of mineralization uneconomical to recover and may ultimately result in a restatement of reserves.

Domestic/Foreign Revenues

During the fiscal years ended September 30, 1996 and 1995, the Company had business operations in the United States and Mexico. The Company expects to increase its foreign activity in the future. The following table sets forth the revenues from all domestic and foreign sources of the Company for those years:


                                       Fiscal Year Ending     Fiscal Year Ending
                                       September 30, 1996     September 30, 1995
                                       ------------------     ------------------
     From Domestic Sources
       Continuing Operations           $    1,742,318         $    1,593,439
       Discontinued Operations                374,233                899,253

     From Foreign Sources
       Continuing Operations                2,682,375              1,426,158
                                       ------------------     ------------------
     TOTALS                            $    4,798,926         $    3,918,850
                                       ==================     ==================

Discontinued Operations

KLS has an inactive subsidiary, known as K.L.S. Environmental, Inc., a Nevada corporation ("KLSEI"), that was formed in 1993 for the purpose of engaging in the business of remediating contaminated soils. The Company subsequently suspended that business. KLSEI does not conduct any business operations at this time, and the Company does not anticipate reactivating KLSEI's operations in the foreseeable future.

During the fiscal year ended September 30, 1996, KLS sold Kel-Lite Industries, Inc., a Texas corporation ("Kel-Lite"), which was formed in 1994 to acquire the business of a defunct company and to manufacture flashlights. KLS is no longer pursuing the flashlight manufacturing business.

In September 1994, the Company formed K.L.S. International, Inc., a Nevada corporation ("KLSII"), as a holding company for pursuing precious metals exploration operations in Mexico. KLSII has no operations presently. KLS also owns Beloro, S.A. de C.V. ("Beloro"), a Mexico corporation formed by KLS in 1994 to pursue gold exploration and development in a joint venture with an unrelated entity. In February 1996 Beloro withdrew from the joint venture. Although it plans to expand its precious metals exploration business, particularly outside of the United States, KLS determined that it would not be in the Company's best interests to pursue those activities through the joint venture. In the future the Company will target medium size properties that may be too small for most major mining companies and too large for most independent mining companies to cost-effectively develop. While the Company is actively pursuing several properties which may meet these criteria, the Company owns no exploration properties or claims at this time.

Competition

Drilling Operations. The customers for the Company's drilling operations include many precious metal mining companies in North, Central and South America. The Company also expects to expand its services to Africa. The Company is presently pursuing mining and drilling concessions and opportunities in the United Republic of Tanzania ("Tanzania") and Cote d'Ivoire ("The Ivory Coast"). However, as of the date of this Prospectus it has no agreements for any business in these countries and there can be no assurance that it will be able to enter into such agreements in the future.

In recent years, approximately 150 mining companies have opened or greatly expanded mining operations in Mexico. Marketing of the Company's drilling services is done through direct mail, mining convention attendance and direct personal contacts. There are several large companies with whom the Company competes for drilling contracts. The basis of competition is usually price, service and timeliness. With respect to service and speed, the Company believes it is able to compete effectively, based on its understanding of the industry, and its competition's business practices, as well as the limitations of its competition's equipment. The Company has observed that there is little effective competition in Mexico for the reverse circulation drilling capability possessed by the Company and that U.S.-based companies are the principal competitors to the Company for drilling contracts in Mexico. Many of the Company's competitors possess greater financial resources, larger work forces, and more highly developed marketing programs than the Company. A number of smaller companies also compete with the Company for this business.

Much of the drilling work performed by the Company is in remote, mountainous areas. With its track-mounted, compact, and highly mobile drilling equipment, the Company can perform drilling work in these remote areas more easily and efficiently than other companies that do not have such equipment. Some of the Company's drill rigs are specially designed to minimize both adverse impact on the environment and the need for construction or improvement of roads to access mining sites. The Company's rigs can be used in soft-soil conditions with less damage to the environment than equipment used by its competitors. Based upon drilling contracts previously awarded to the Company, and the circumstances under which they were awarded, the Company believes these capabilities give the Company a competitive advantage when bidding for contracts which require drilling in remote, mountainous or unstable geographic regions, although no assurance can be given that the Company will be able to continue to exploit this perceived advantage in a profitable manner.

Acquisition of Precious Metals Properties or Interests. The Company competes with substantially larger companies as well as experienced smaller companies for the acquisition of properties or interests in properties with precious metals reserves. Those competitors that are significantly larger than the Company have far greater financial, management and exploration resources than the Company to search for, acquire and develop these properties. However, the Company currently is focusing its efforts on medium size properties in which it believes it may have a competitive advantage because properties of this size generally are too small for most major mining companies and too large for most independent mining companies to develop effectively.

Specialty Manufacturing and Hydraulic Services. The primary markets for the Company's specialty manufacturing and hydraulic repair services consist of logging, mining, and construction companies in the Missoula, Montana area. These services are marketed through direct contact, attendance at mining conventions, and direct mail. There are several companies with whom the Company competes for specialty manufacturing and hydraulic repair services, and many of those companies have significantly greater financial resources than the Company.

Equipment

Drilling Equipment. The Company owns thirteen functional drill rigs, ten of which were either designed and manufactured by Dateline or were substantially redesigned and remanufactured by the Company. The drill rigs are highly mobile and compact and are able to access remote areas with relatively low environmental impact. The Company employs the reverse circulation method of drilling in its drilling operations. This method of drilling entails directing the drilling medium (air or mud) through the annulus (the space between the drill pipe and the drill pipe cover) outside the drill pipe, causing the cuttings to come to the surface through the center of the drill pipe. In conventional drilling, the air or mud is forced down the interior of the drill pipe and the cuttings come to the surface through the annulus. The cuttings derived from the reverse circulation method are cleaner, less damaged and easier to analyze and/or assay. Additionally, to the extent the Company's drilling methods are used in lieu of core drilling, they offer a significantly less costly service alternative to the customer. The Company believes that the combination of greater mobility, compactness and comparatively low environmental impact is a competitive advantage, despite the fact that the rigs are not able to drill to the depth of larger drills.

In addition to its drill rigs, the Company owns drill pipe, tools and replacement parts used in reverse circulation drilling operations.

Other Equipment. The Company owns office equipment and machines, including a computer system, telephone and facsimile equipment, furniture and supplies sufficient for its operations. It also owns equipment needed in its manufacture and repair operations, including metal lathes, drill presses, welding equipment, hoists, and other equipment. The Company maintains approximately 35 vehicles, primarily trucks, which are used in its drilling and other operations.

Marketing

During fiscal 1996, the Company provided drilling services for approximately 36 different entities on 40 sites. Principal customers of the Company include Phelps Dodge Corp., FMC Gold Company, Placer Dome USA, Inc. and USMX. The customers of the Company are primarily gold and precious metal producers and the services of the Company are provided under contract. Contracts for drilling services are obtained through responding to invitations for bids, attendance at trade shows, personal contacts and direct mail contacts.

The Company is the exclusive service representative and dealer of the Denison Hydraulics Company of Cleveland, Ohio for the state of Montana. Under its arrangement with Denison Hydraulics, the Company services Denison Hydraulics products used primarily by logging interests in the state of Montana. Other repair, design and manufacturing projects are obtained through participation in and attendance at trade shows, direct mail and personal contact.

Reliance On Major Customers

During the fiscal years ended September 30, 1995 and 1996, no customer of the Company accounted for more than 10 percent of the Company's revenues from continuing operations. For the fiscal year ended September 30, 1995, there was one customer of the Company's now discontinued flashlight business that was responsible for more than 10 percent of the Company's revenues from that now-discontinued operation of the Company.

Properties

Drill Rig Manufacturing and Maintenance Facilities. The Company owns an industrial tract of land constituting approximately 3.11 acres, located at 3560 North Grant Creek Road, Missoula, Montana. The Company's KLS Co. and Dateline operations are generally conducted from that property. Located on the property in Missoula are: (i) a single-story building of frame construction containing approximately 3,600 square feet of office space, (ii) a single-story cold-storage facility containing approximately 5,000 square feet, which subsequently was converted to an inventory and environmental equipment storage facility, (iii) a steel building containing approximately 5,000 square feet, which houses the manufacturing and repair activities, and (iv) a 7,500 square foot building which is used by KLS Co. in its specialty manufacturing and hydraulic systems repair activities.

Corporate Office. The Company's headquarters are located at 3220 North Freeway, Fort Worth, Texas 76111 and consist of approximately 2,000 square feet of rented office space. The Company leases this property on a month-to-month basis for $1,110 per month from a partnership that is 50 percent owned by Merlyn Dahlin, the former Chief Financial Officer, Treasurer and director of the Company. The Company believes that the rent agreement respecting its headquarters is as favorable as an arms-length-transaction, however, the Company will shortly vacate these facilities and move to a smaller facility in the Dallas, Texas, area which is more centrally located, modern and efficient.

The Company believes that the other facilities and properties described above are sufficient for its immediate needs and for the next twelve months. In addition to these properties, the Company from time to time may acquire interests in mining properties.

Employees

As of May 15, 1997, the Company employed approximately 56 full-time employees and no part-time employees. In addition, the Company employed two outside consultants. From time to time the Company employs additional outside consultants as needed. The Company believes that it will be able to attract qualified personnel to fill any job openings. None of the Company's employees is a member of a union, and neither the Company nor any subsidiary has experienced a work stoppage.

In December 1996, the Company entered into a management contract with Studdert Companies Corp. ("SCC"), a Utah corporation owned and controlled by Stephen M. Studdert, Thomas A. Murdock and Roger D. Dudley each of whom are directors, executive officers and substantial shareholders of the Company. Under the management agreement, SCC will receive a monthly management fee of $50,000 payable in stock of the Company or in cash and will provide investment banking, investor relations, financial management and strategic planning services for the Company for a term of five years. If the fee is paid in shares of stock of the Company, the number of shares issuable would be determined with reference to the average trading price of the Company's Common Stock during the month for which the services were provided in consideration for such fee. The agreement also provides for reimbursement of expenses incurred by SCC since June 1996 in connection with services rendered to the Company and for similar treatment of expenses incurred during the term of the agreement. [See, "Certain Relationships."]

Legal Proceedings

As of March 31, 1997, the Company was involved in the following legal proceedings:

PanAmerican Mineral Services, Inc. v. KLS Enviro Resources, Inc., Dateline Drilling, Inc., and Dateline Internacional S.A. De C.V. (the "Texas Litigation"). This action was filed in the District Court of Dallas County, Texas. The Texas Litigation is related to litigation (the "Wyoming Litigation") and an arbitration proceeding between one or more of the defendants and the plaintiff in the State of Wyoming. In 1991, before KLS acquired any interest in Dateline, Dateline allegedly entered into a contract with PanAmerican Mineral Services, Inc. ("PanAmerican"). PanAmerican was to perform certain services and render certain consultation with reference to business to be conducted by Dateline in Mexico. PanAmerican was to bill for services performed by Dateline and then remit to Dateline. After the acquisition of Dateline by KLS, it was discovered that PanAmerican had not performed as required under the contract and was holding funds due Dateline.

Pursuant to an arbitration agreement between Dateline and PanAmerican, Dateline began an arbitration proceeding in the State of Wyoming. PanAmerican has filed documents in the arbitration proceeding indicating that it intends to assert a counterclaim against Dateline, Dateline Internacional S.A. De C.V. ("DIMSA")and KLS. PanAmerican contends that it performed all of its obligations under the contract with Dateline and alleges that Dateline and KLS are in violation of their contractual obligations. PanAmerican seeks to recover damages in an unspecified amount. The Wyoming Litigation was dismissed for lack of jurisdiction over KLS and DIMSA. That decision was reversed on appeal by the Wyoming Supreme Court. KLS, Dateline and/or DIMSA anticipate that one or more of them will file a counterclaim against PanAmerican in the Texas Litigation. The officers of the Company vigorously dispute that there is any merit to any claim by PanAmerican. KLS, as well as Dateline and DIMSA, are vigorously defending themselves in the Texas Litigation.

                                  MANAGEMENT

Directors and Executive Officers

The following table sets forth the executive officers and directors of the Company, a key executive officer of a significant subsidiary, and a significant employee of the Company:

      Name                    Age       Position
     -------------------      ---       ----------------
     Stephen M. Studdert      48        Director, Chairman
     Raymond H. Kurzon        48        President and Director
     Charles E. Nuanez        39        Vice President and Director
     Wyman Au                 57        Director
     Philip B. Smith          61        Director
     Thomas A. Murdock        52        Director
     Roger D. Dudley          44        Director, Acting Chief Financial
                                        Officer
     Joseph Verner Reed       60        Director
     Rick D. Nydegger         48        Director
     Adam Taylor              58        Chief Metallurgist

Stephen M. Studdert was appointed a director and elected by the Board of Directors as its chairman in December 1996. Mr. Studdert is the chairman of the Board of Directors and chief executive officer of fonix corporation ("fonix"), a publicly-held research and development company engaged in the development of automatic speech recognition technology. Mr. Studdert is also chairman and CEO of SCC, and a manager and member of SMD, L.L.C. ("SMD"), a Utah limited liability company that has previously made loans to the Company and is a substantial shareholder of the Company. SCC has contracted with the Company to provide certain management and consulting services to the Company. [See "Certain Transactions."] Mr. Studdert was a White House advisor to U.S. Presidents Bush, Reagan and Ford and he served as a member of the President's Export Council and the Foreign Trade Practices Subcommittee. He is a director and former chairman of the Federal Home Loan Bank of Seattle and from October 1993 until March 10, 1995, Mr. Studdert also served briefly as a director of Seiler Pollution Control Systems, Inc., a company having a class of securities registered under the Securities Exchange Act of 1934.

Raymond H. Kurzon has been President and a director of the Company since its formation in 1993. From May 1990 to March 1992, he was a partner/manager in Golden Corral Corp., a joint venture operating a restaurant in McKinney, Texas. From May 1991 until July 1992, Mr. Kurzon was assistant to the president of Gateway Mining Company, a Nevada corporation. Mr. Kurzon left Gateway to work on the formation of the Company.

Charles E. Nuanez has been Vice President and a director of the Company since January 1993. From 1980 through June 1990, Mr. Nuanez was employed by Pacific Silver Corp. and Silver King Mines Inc. as mine superintendent and mine manager at different locations. From June 1990 to September 1991, Mr. Nuanez was employed by Alta Gold Co. as General Manager of certain mining prospects and, from October 1991 to March 1993, as manager of Alta's Nevada operations. Since October 1991, Mr. Nuanez has been employed by Dateline in various capacities. He currently serves as its President.

Wyman Au has been a director of the Company since November 1993. For more than 30 years, Mr. Au has been employed as a meteorologist by the National Weather Service in Honolulu, Hawaii. Mr. Au currently is a director (Vice Chairman) of the Honolulu Federal Employees Credit Union, a director and secretary of the Hawaii Credit Union League, and a national director of the Credit Union National Association.

Philip B. Smith has been a director of the Company since February 1995. Mr. Smith served as the managing director of Prudential Securities in its merchant bank from 1986 until 1988. Mr. Smith is a founding general partner of Lawrence Venture Associates, a venture capital limited partnership based in New York, New York, where Mr. Smith has served as general partner from 1984 to the present time. Mr. Smith is presently managing general partner of The Private Equity Partnership based in New York, New York, which was formed in 1988. He is also vice chairman of Spencer Trask, Inc. in New York, New York, and is a special limited partner and founder of Utech Venture Capital Fund located in Washington, D.C. Mr. Smith also serves on the Board of Directors of Movie Gallery Inc., American Family Restaurants, StarPress Inc., Digital Video Inc., AstroSciences, Inc., and several private companies. In addition, Mr. Smith previously has worked with Citibank where he founded Citicorp Venture Capital for which he served as president and chief executive officer, and he served as executive vice president and group executive of the Worldwide Corporate Group at Irving Trust Company. Mr. Smith received a BSE in Chemical Engineering from Princeton University and a Masters of Business Administration from the Harvard Business School and is an adjunct professor at Columbia Business School.

Thomas A. Murdock has been a director of the Company since July 1996. Since June 1994, Mr. Murdock has been an officer and director of fonix and currently is the president and chief operating officer of that company. Mr. Murdock is President of SCC and Assistant to the Chairman and director of Synergetics, Inc., a private research and development company. For much of his career, Mr. Murdock has been a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock is a manager and owner of SMD.

Roger D. Dudley was appointed acting chief financial officer and a director of the Company on December 31, 1996. He has been a director and officer of fonix since June 1994, presently in the capacity of executive vice president and chief financial officer of that company. Mr. Dudley is also executive vice president of SCC and a manager and indirect owner of SMD. After several years at IBM in marketing and sales, Mr. Dudley began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as executive vice president of an international investment fund, and has managed assets in excess of $200 million. From February 1995 to November 1995, Mr. Dudley served as a director for Pacific Aerospace & Electronics, Inc., a Nevada corporation, which has a class of securities registered under the Securities Exchange Act of 1934.

Joseph Verner Reed was Under Secretary General of the United Nations in New York for more than ten years until his retirement from that post effective January 31, 1997. Following a career as a senior advisor to the chairman of the Chase Manhattan Bank, Ambassador Reed became the United States Ambassador to Morocco. He subsequently served as United States Ambassador to the United Nations and Chief of Protocol of the United States. He holds honorary degrees from several universities. Since June 1994, Ambassador Reed has also served as a director of fonix. Ambassador Reed became a director of the Company on December 31, 1996.

Rick D. Nydegger is a patent and trademark attorney. Mr. Nydegger is a founding shareholder and director of the law firm Workman, Nydegger & Seeley in Salt Lake City, Utah, a firm specializing in patent, trademark, copyright, trade secret, unfair competition, licensing and intellectual property matters. Mr. Nydegger received his law degree from the J. Reuben Clark Law School (cum laude, 1974)in Provo, Utah. He has published numerous articles in trade journals and law reviews on the subject of computer law and intellectual property. Mr. Nydegger is registered to practice before the U.S. Patent and Trademark Office, and has been admitted to practice before the U.S. Court of Appeals in the Federal Circuit and the Fifth and Tenth Circuits, as well as the U.S. Supreme Court. Mr. Nydegger also joined the Board of Directors of fonix in December 1996. He also became a director of the Company on December 31, 1996.

The Board of Directors has an Executive Committee comprised of Messrs. Kurzon, Studdert, Murdock and Dudley. Mr. Kurzon, president and CEO of the Company, is also the chairman of the Executive Committee. Under the bylaws of the Company (Article V, Section 5.1), the Executive Committee has the authority to exercise all powers of the Board of Directors of the Company except the power to declare dividends, issue stock, recommend to shareholders any matter requiring shareholder approval, change the membership of the Executive Committee, fill vacancies on the committee or discharge any committee member. The Executive Committee is appointed by the Board of Directors to facilitate company management between regularly scheduled and special meetings of the full Board.

During fiscal 1996, the Company had no other committees of the Board of Directors. On December 31, 1996, the board appointed an Audit Committee and a Compensation Committee. The Audit Committee is chaired by Mr. Dudley, who is also the acting CFO of the Company. Also, serving on this board committee are Mr. Smith and Mr. Au. The Compensation Committee is chaired by Ambassador Reed and is also comprising Mr. Nuanez and Mr. Murdock.

No family relationships exist between or among any of the Company's officers and directors.

In addition to the previously named directors and executive officers, the Company expects the following individual to make significant contributions to the Company's business:

Adam Taylor has been Chief Metallurgist of the Company since January 1993. For more than the past 30 years and since he joined the Company, Mr. Taylor has worked in metallurgy, principally in the processing of base and precious metals, environmentally sound mining practices, and the design of equipment and systems for the remediation of contaminated soil and water. From 1990 to 1993, Mr. Taylor served as project manager of La Teko Resources, Inc., where he directed the planning, control and remediation of hazardous waste at a mining property in Fairbanks, Alaska, work for which he received a commendation from the Alaska Department of Environmental Conservation. From 1987 to 1990, Mr. Taylor served as Chief Metallurgist of Coral Gold Resources Corporation where he directed mining projects and developed systems to optimize metals recovery and minimize environmental impact. Before 1987, Mr. Taylor held positions with various mining companies, one of which included the management of the processing department of a 3.5 million-ton-per-year silver/gold mine.

Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified. Notwithstanding that certain of the board members are also directors of fonix, there is no present relationship, contractual or otherwise between the Company and fonix and no relationship is intended or expected to develop in the future. During the Company's fiscal year ended September 30, 1996, fonix made a series of short-term loans to the Company totaling approximately $1,900,000 dollars. All but $270,000 in principal was repaid by the Company by September 30, 1996, with the balance being converted by an assignee of fonix to shares of Common Stock of the Company on December 31, 1996. The Company is not indebted to fonix at this time and it is not anticipated that there will be any further transactions between the two corporations in the future. The Company owes SMD a total of approximately $1,386,343 for sums previously lent by SMD to the Company. [See "Certain Transactions" for a discussion of these related transactions and for disclosure of potential conflicts of interest created by these relationships.]

Board of Director Compensation

On December 31, 1996, the Board of Directors approved the material terms of a Director's and Employee's Stock Option Plan (the "1997 Plan"). Directors of the Company participate in the 1997 Plan as discussed below under "Executive Compensation -- 1997 Stock Option and Incentive Plan."

During fiscal year 1996, the Company had no standard arrangement pursuant to which directors of the Company were compensated for any services as a director or for committee participation or special assignments performed in the capacity of director of the Company. During fiscal 1996, options to acquire shares of the Company's Common Stock were granted to certain members of the Board of Directors as described below.

On February 24, 1995, the Board of Directors approved the issuance to Philip
B. Smith of options to purchase 200,000 restricted shares of the Common Stock of the Company at a purchase price of $1 per share. These options were subsequently canceled and replaced by options granted April 18, 1996, which are exercisable until April 18, 1998 at a price of $.40 per share. Also on April 18, 1996, the Board approved a grant of options to acquire 25,000 restricted shares of stock to Wyman Au, a member of the Board. These options were issued in place of other options granted in February 1995 at a higher exercise price. Like those granted to Mr. Smith, the options granted to Mr. Au will expire at April 18, 1998 and are exercisable at a price of $.40 per share. The repricing of the option exercise price of the options held by Mr. Au and Mr. Smith was done to bring the exercise price closer to the market price of the Company's Common Stock as of the date of the repricing, to encourage the exercise of the options and ownership of the underlying shares of stock. (See, also, "Certain Transactions.")

On July 11, 1996, the Board granted options to Mr. Au to purchase an additional 75,000 restricted shares of the Company's Common Stock at a price of $.50 per share. At the same time, the Board also approved the grant of options to Merlyn Dahlin, then a director and CFO of the Company, to purchase 100,000 restricted shares of stock at $.50 per share and to Mr. Nuanez to purchase 50,000 restricted shares of the Company's Common Stock at a price of $.50 per share. All of these options were granted subject to subsequent approval of the shareholders to be obtained within one year of the date of grant. [See "Option/SAR Grants in Last Fiscal Year" below for information regarding additional options granted to officers of the Company during fiscal 1996.]

In December 1996, options were granted to all directors of the Company. [See "Security Ownership of Certain Beneficial Owners and Management" for a description of these grants.]

During fiscal year 1996, the Board of Directors held three regular meetings and took action three times by unanimous consent resolution. No director attended fewer than 75% of these meetings.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended September 30, 1996 and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all of the reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner except as follows: (1) fonix was deemed to be the beneficial owner of more than 10% of the Company's Common Stock by virtue of certain conversion rights attached to demand notes given by the Company to secure short-term financing from fonix. fonix was late in filing a Form 5 reporting a change in its beneficial ownership of these derivative securities which resulted from the repayment of a substantial portion of the amounts owed by the Company and in a corresponding termination of a portion of the aforementioned conversion rights which resulted in reducing fonix's beneficial ownership of the Company's securities below 10%; (2) Thomas A. Murdock, a director of the Company and the controlling shareholder of fonix is deemed to beneficially own securities held by fonix and therefore had an obligation to file a Form 4 reporting the change in the conversion rights held by fonix, which change was reported by Mr. Murdock on an untimely filed Form 5; (3) SMD, which acquired warrants to purchase approximately 6,600,000 shares of the Company's Common Stock on September 30, 1996, was delinquent in filing a Form 4 to report the change in its beneficial ownership as a result of such transaction; and (4) similarly, Messrs. Studdert, Murdock and Dudley, who are the ultimate beneficial owners of SMD, were delinquent in their filing of an annual report of change in beneficial ownership on Form 5 to report their proportionate beneficial ownership of the warrants acquired by SMD on September 30, 1996. All filings referenced above were made and the Company is not aware of any filings required to be made under Section 16(a) by reporting persons of the Company which were not made for fiscal year 1996.

                           EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation of the Chief Executive Officer and the only executive officer of the Company and its subsidiaries who earned $100,000 or more during the three most recent fiscal years of the Company (the "Named Officers"), ending September 30, 1996, 1995 and 1994 and the amounts earned:


                                             Summary Compensation Table

                                        Annual Compensation
                                ---------------------------------------
                                                                            Long-term
Name and                                                   Other Annual     Compensation Awards      All other
Principal                       Salary        Bonus        Compensation     Of Stock Options         Compensation
Position                Year    ($)           ($)          ($)              (#)                      ($)
- --------------------    ----    ---------     ---------    ------------     -------------------      ------------
Raymond H. Kurzon
CEO/President           1996    $  90,000     $       0    $83,375 (1)              0                $1,000 (2)
                        1995       60,000             0          0                  0                     0
                        1994       60,000             0          0                  0                     0

Charles E. Nuanez
Vice President          1996      100,075         1,500      1,875 (3)         50,000 (4)                 0
                        1995       96,402             0          0                  0                     0
                        1994       99,999             0          0                  0                     0

--------------------

     (1) Represents a bonus paid as 225,000 restricted shares of Common Stock of the Company valued at $.375 per share, granted April 18, 1996.

     (2) Represents fair market value of employee's personal use of Company-owned vehicle.

     (3) Represents a bonus paid as 5,000 restricted shares of Common Stock of the Company valued at $.375 per share granted April 18, 1996.

     (4) Represents options to acquire 50,000 shares of Common Stock of the Company at a price of $.50 per share. On the date of grant (July 11, 1996), the bid price of the Company's Common Stock was $.375 per share.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements.

The Company does not have any written employment contracts with any of its executive officers. The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or a change in an executive officer's responsibilities following a change-in-control. The Company has entered into a management agreement with SCC pursuant to which SCC has agreed to provide administrative, strategic planning, management consulting, investor relations, investment banking and other services. Under the agreement, which has a five-year term, SCC receives a management fee of $50,000 per month, payable in Common Stock of the Company or in cash. The Company also reimburses or otherwise pays all SCC expenses incurred in connection with the services provided on behalf of the Company by SCC. SCC provides similar services for other corporations and entities and its agreement with the Company requires only that SCC devote such time as it reasonably deems necessary to provide the services required to be provided to the Company under the agreement. [See "Certain Transactions" for additional information concerning this agreement and the other relationships involving SCC, SMD and its principals.]

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information with respect to options granted to the Named Officers during the fiscal year ended September 30, 1996. The Company has never granted any stock appreciation rights ("SARs"). No options were exercised during fiscal year 1996.

(a)                         (b)                      (c)                    (d)                 (e)
                            Number of                % of Total
                            Securities               Options/SARs
                            Underlying               Granted to
                            Options/SAR's            Employees              Exercise or Base
Name                        Granted (#)              in Fiscal Year         Price ($/Sh)        Expiration Date
----------------------      -------------            --------------         ----------------    ---------------
Raymond H. Kurzon                   0                      0                     n/a                n/a

Charles E. Nuanez              50,000                    100%                   $.50             July 11, 1998


1997 Stock Option and Incentive Plan

On December 31, 1996, the Board of Directors approved the material terms of a Director's and Employee's Stock Option Plan (the "1997 Plan"). Under the terms of the 1997 Plan, the Company may grant options to purchase up to an aggregate of 2,230,000 shares of the Company's Common Stock as either incentive options or non-qualified stock options. All incentive stock options are structured to qualify for favorable tax treatment provided for incentive stock options by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is administered by an Option Committee comprised of Mr. Reed, as Chairman and Messrs. Murdock and Nuanez. The Option Committee has discretion to select persons to whom options are granted, the number of shares to be granted, the term of each option, and the exercise price of each option; provided, however, that no option may be exercisable more than 10 years after the date the option is granted and no option may be granted after December 31, 2006. For fiscal 1997, each director will receive 50,000 options to purchase Common Stock at an exercise price of $3.00 per share, except for the members of the Executive Committee of the Board of Directors, which consists of Messrs. Studdert, Kurzon, Murdock and Dudley, who will receive options to purchase 150,000 shares of Common Stock at an exercise price of $3.00 per share.

Options under the 1997 Plan may be granted to employees of the Company, including officers. Directors may participate in the Plan. The Committee has the discretion to select individuals from among those eligible for participation in the 1997 Plan to receive options, determine the terms of the options granted (which need not be identical), determine when options will be granted, and determine the number of shares subject to each option. Despite the Committee's flexibility in setting the terms of each option, the price at which the option is exercisable may not be lower than the market price of the Common Stock of the Company on the day the option is granted. If not terminated earlier by the Board, the Plan will terminate on December 31, 2006. The exercise of any option at a price below the per share net tangible book value of the Company's Common Stock on the date of exercise will dilute the net tangible book value of all common shares outstanding on the exercise date.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information as of April 30, 1997 with respect to the beneficial ownership of the Company's Common Stock (i) by the Company's officers and directors, (ii) by stockholders known by the Company to own 5 percent or more of the Company's Common Stock and (iii) by all officers and directors as a group. At April 30, 1997, there were approximately 16,935,947 shares of Common Stock issued and outstanding.


                                                   Number of Shares
                                                     of Common Stock
Name and Address of 5% Beneficial Owners,            Beneficially Owned
Executive Officers and Directors                     at April 30, 1997(1)           Percent of Class(2)
------------------------------------------           -----------------------        -------------------

Stephen M. Studdert , Director                        3,377,167(3)                  17.5%
60 East South Temple Street, Suite 1225
Salt Lake City, UT  84111

Raymond H. Kurzon                                     2,321,784(4)                  13.6
President, CEO and Director
3220 North Freeway
Ft. Worth, TX 76111

Charles E. Nuanez, Director                             505,000                      3.0
3650 N. Grant Creek
Missoula, MT 59802

Wyman Au, Director                                      786,265(5)                   4.6
3419 Ala Ilima St.
Honolulu, HI 96818

Philip B. Smith, Director                               250,000                      1.5
535 Madison Avenue
New York, NY 10022

Roger D. Dudley, Director and CFO                     3,377,167(3)                  17.5
60 East South Temple Street, Suite 1225
Salt Lake City, UT  84111

Thomas A. Murdock, Director                           3,382,515(6)                  17.5
60 East South Temple Street, Suite 1225
Salt Lake City, UT 84111

Joseph Verner Reed, Director                             50,000                        *
73 Sterling Road
Greenwich, CT 06831

Rick D. Nydegger, Director                               50,000                        *
10217 North Oak Creek Lane
Highland, Utah 84003

SMD LLC                                               9,681,500(7)                  41.1
60 East South Temple Street, Suite 1225
Salt Lake City, UT 84111

Ballard Investment Company                            1,567,381(8)                   9.3
145 South Fairway Drive
North Salt Lake, Utah 84054

Thurgauer Kantonalbank                                1,250,000(9)                   7.4
Weinfelden, Switzerland

Officers and Directors as a Group                    14,099,900(9)                  56.0%(10)
(9 Persons)

----------------------------------

     (*)    Less than 1 percent.

     (1) The number of shares indicated includes the following number of shares underlying options that currently are exercisable or that become exercisable at various strike prices within the next sixty (60) days held by each of the following persons:

          Raymond Kurzon          150,000 shares
          Charles E. Nuanez       100,000 shares
          Philip B. Smith         237,500 shares
          Wyman Au                125,000 shares
          Stephen M. Studdert     150,000 shares
          Thomas A. Murdock       150,000 shares
          Roger D. Dudley         150,000 shares
          Joseph Verner Reed       50,000 shares
          Rick D. Nydegger         50,000 shares

     (2) Percentages rounded to nearest 1/10th of 1 percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's Common Stock listed for each such person in the table. The percentage of any person's ownership of issued and outstanding shares is calculated by assuming the exercise in full of all options, warrants and conversion rights held by such person without regard to such rights held by others.

     (3) Messrs. Studdert, Murdock and Dudley each owns or controls, (directly or indirectly) one-third of the ownership interest of SMD and each is a manager and control person of SMD. Consequently, their respective individual totals in the table include a proportionate share of the shares beneficially owned by SMD as well as any shares or rights to acquire shares beneficially owned by them individually. [See "Certain Transactions."]

     (4) The amount shown includes 2,171,784 shares owned of record by Mr. Kurzon, in addition to the options discussed above.

     (5) Of the total shown in the table, 633,921 shares are held jointly and Mr. Au shares voting and dispositive power over the shares with his wife, Elizabeth Au. The amount also includes 27,344 shares held of record in Mr. Au's name.

     (6) Includes options to acquire 237,500 shares, as indicated in (1), above, and 5,000 shares owned of record.

     (7) In addition to currently exercisable options held by Mr. Murdock and his proportionate interest in the shares and warrants held by SMD (see note (3), above), the amount indicated includes 5,350 shares owned by Mr. Murdock's wife which were acquired in open market purchases.

     (8) 2,561,000 shares of record are held by SMD. The amount shown also includes (a) 20,500 shares of stock owned by a trust controlled by or under common control with SMD, (b) 500,000 shares issuable upon conversion of Preferred Stock owned by SMD, and (c) 6,600,000 shares of Common Stock issuable to SMD under a presently exercisable warrant.

     (9) Includes 900,000 shares issued upon conversion of a promissory note made by the Company and purchased by Ballard Investment Company ("BIC"). BIC exercised the conversion right on December 31, 1996.

     (10) Eliminates duplicate entries and assumes exercise of all conversion rights, options, warrants and similar rights held by the officers and directors.

     (11) Fully diluted, based on total issued and outstanding shares of 25,198,967.

                            SELLING SHAREHOLDERS

The Shares which are being or which may be offered pursuant to this Prospectus are held by the Selling Shareholders identified below and will be held for resale by the Selling Shareholders. A total of 5,428,253 Shares have been registered and may be offered by the Selling Shareholders on a delayed or continuous basis. A total of 328,341 of such Shares were issued in private transactions by the Company during 1994, 1995 and 1996. A total of 4,990,500 shares were issued in a private placement conducted by the Company in November 1996 through January 1997. Pursuant to the terms of the stock purchase agreements entered into with the purchasers in the latter offering, the Company agreed to file the registration statement of which this Prospectus forms a part.

The following table sets forth the number of Shares held for resale hereunder by the Selling Shareholders and the percentage of the total issued and outstanding Common Stock held by each Selling Shareholder (prior to any sale of the Shares by such person). Sales of Shares by the Selling Shareholders will result in a corresponding decrease in their respective percentage ownership of the Company's securities. Except for this transaction, none of the Selling Shareholders has any material relationship with the Company within the past three years and no officer, director or shareholder of any Selling Shareholder is an officer, director or affiliate of the Company.

Name and Address of Selling Shareholder                Shares Held for Resale     Percentage of Class
- ---------------------------------------                ----------------------     -------------------
Carsten-Dirk Schulte                                        250,000                         1.5%
Stefan Giacomuzzi                                            30,000                           *
Guy Klement                                                  20,000                           *
Claudio Blank                                                20,000                           *
Beat Jakob                                                   30,000                           *
Rene Bleisch                                                 50,000                           *
Markus Wassmer                                               50,000                           *
Bruno D. Tambini                                            250,000                         1.5
Roger Fischer                                               687,500                         4.1
Kai Wunsche                                                 500,000                         3.0
Thomas Bierwagen                                             10,000                           *
Hartwig Drager                                               52,500                           *
Jorg Holz                                                    25,000                           *
Trappli Stiftung                                             50,000                           *
Thurgauer Kantonalbank                                    1,250,000                         7.4
Stefan Mattich                                               15,000                           *
Bank Leumi Le-Israel                                        625,000                         3.7
Erich Gujer                                                  13,000                           *
Enhanced Invest Foundation                                  100,000                           *
Tuscan Finance & Trade                                      189,412                           *
Capital International Fund                                  160,000                           *
Optimum Fund                                                250,000                         1.5
Kalera Foundation                                            50,000                           *
Basler Kantonalbank                                         150,000                           *
Wimer AG                                                     50,000                           *
Peter Maron                                                  80,000                           *
Larrabee Foundation                                          72,000                           *
Polsa Management Ltd.                                       125,000                           *
Carpenter Properties, Ltd.                                   62,500                           *
Principal Financial Securities, Inc.                         62,500                           *
Michael Ames                                                 50,000                           *
John L. Anderson                                             30,000                           *
Friedland Associates, Ltd.                                   23,841                           *
Ballard Investment Co.                                       80,000                           9.3**
                                                          ---------                        -----
TOTALS                                                    5,428,253                         32.1%

(*)  Less than 1 percent.

(**) Ballard Investment Co. ("BIC") owns 1,567,381 shares of Common Stock prior to this offering. If all of the shares offered by BIC hereunder are sold, BIC will continue to own 1,487,381 shares or approximately 8.8 percent of the issued and outstanding shares of the Company.


                             PLAN OF DISTRIBUTION

The Shares may be sold by and for the account of the Selling Shareholders as discussed below. The Shares were originally issued in connection with private transactions pursuant to exemptions from the registration provisions of the securities laws of the United States. At such time as the registration statement of which this Prospectus forms a part has been declared effective by the Securities and Exchange Commission and thereafter for so long as the registration statement will continue effective, the Selling Shareholders may offer and sell the Shares to the public or otherwise at such times and in such amounts as they may respectively determine in their sole discretion. The Company has been advised by the Selling Shareholders that the Shares may be sold by or on their behalf through one or more broker-dealers or underwriters or directly to investors pursuant to this Prospectus or in transactions that are exempt from the requirements of registration under the Securities Act. As of the date hereof, none of the Selling Shareholders has advised the Company that it has entered into any agreement or understanding with any broker-dealer for the offer or sale of the Shares. The Selling Shareholders may enter into such agreements or understandings in the future. Such brokers may act as dealers by purchasing any or all of the Shares covered by the Prospectus.

Under the Exchange Act and the regulations thereunder, persons engaged in a distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock of the Company by the Selling Shareholders. Regulation M contains certain limitations and prohibitions intended to prevent issuers and selling security holders and other participants in a distribution of securities from conditioning the market through manipulative or deceptive devices to facilitate the distribution. The Selling Shareholders and any broker-dealer who may act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act, as amended. Offers and sales may also be made into markets outside the United States.

The Selling Shareholders may offer the Shares through market transactions at prices prevailing in the OTC market or at negotiated prices, which may be fixed or variable and which may differ substantially from OTC prices. Moreover, the Selling Shareholders may receive cash or other forms of consideration in exchange for the Shares. The Selling Shareholders have not advised the Company that they anticipate paying any consideration, other than usual and customary brokers' commissions, in connection with sales of the Shares. The Selling Shareholders are acting independently of the Company in making such decisions with respect to the timing, manner and size of each sale.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Article VIII of the Company's Bylaws contain provisions for indemnification of the officers, directors, employees and agents of the Company. The Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. The bylaws, as amended, with certain exceptions, eliminate any personal liability of a director to the Company or its shareholders for monetary damages to the Company or its shareholders for gross negligence or lack of due care in carrying out the director's fiduciary duties as such. The Company's articles of incorporation also provide for indemnification to the full extent permitted by Nevada law, which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company. Nevada law permits such indemnification if a director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. The Company may also purchase and maintain insurance on behalf of present and past directors or officers insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                          DESCRIPTION OF SECURITIES

The following descriptions are qualified in their entirety by reference to the detailed provisions of the Company's articles of incorporation and bylaws, copies of which will be furnished to any prospective investor upon written request. [See "Additional Information."]

Common Stock

The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.0001. As of the date of this Prospectus, there are 16,935,947 shares issued and outstanding. Holders of the Common Stock are entitled to one vote for each share held of record on matters submitted to a vote of stockholders. Each share is entitled to share pro rata in dividends and distributions with respect to the shares when, as and if declared by the Board of Directors from funds legally available therefor.

The articles of incorporation of the Company do not grant any shareholder of the Company preemptive rights to subscribe for any of the Company's securities.
 Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among the holders of the Common Stock, subject to the rights of creditors. The outstanding shares of the Company's Common Stock are fully paid and non-assessable.

The Shareholders of the Company are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so; in such event, the holders of the remaining shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

The Board of Directors has authority to issue the authorized but unissued shares of Common Stock without action by the Shareholders. Future issuance of shares, whether by exercise of outstanding options, warrants or conversion rights or otherwise, would reduce the percentage ownership held by existing Shareholders, including persons purchasing the Shares.

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, par value $.0001. There are presently 100,000 shares of Series A Preferred Stock issued and outstanding, which are convertible into shares of the Company's Common Stock. From time to time the Board of Directors may designate the rights, privileges and classifications of additional series of Preferred Stock and could issue additional series of Preferred Stock with such voting and conversion rights and privileges as it may determine, without further action by the holders of the Common Stock. Presently there are no plans to issue any additional shares of Preferred Stock. Any future issuance of Preferred Stock could occur in such a manner as to impede a change in control of the Company and could adversely affect the voting power and rights of the holders of Common Stock.

The Company has 100,000 issued and outstanding shares of Series A Preferred Stock which are convertible into shares of Common Stock. If all of the outstanding shares of Series A Preferred Stock were converted into Common Stock of the Company pursuant to their terms, a total of 500,000 shares of Common Stock would be issued to the holder(s) thereof. Any or all of the shares of Series A Preferred Stock may be converted into Common Stock at any time. The holders of the Series A Preferred Stock are entitled to receive a cash dividend at the rate of 6 percent per annum, payable quarterly, with cumulative rights. Holders of the Series A Preferred Stock are not entitled to vote on matters upon which holders of Common Stock have the right to vote; provided, however, that, upon default in payment of any dividend payment, which default continues for a period of sixty (60) days, the Series A Preferred Stock will be entitled to vote, pari passu, with the Company's Common Stock until such default is cured. Upon dissolution of the Company, holders of the Series A Preferred Stock are entitled, before any payment will be made to the holders of the Common Stock, to be paid an amount equal to $5.00 per share, on 30 days' notice.

The foregoing statements are summaries of the rights and privileges of the holders of the Company's securities. They do not purport to be complete and are subject to the terms of the Nevada General Corporation Law and the Company's Articles of Incorporation, as amended.

Nevada Laws

The Nevada Business Corporation Law (Nevada Revised Statutes, Sections 78.378 to 78.3793, inclusive) contains a provision governing "Acquisition of Controlling Interest" (the "Control Share Acquisition Act"). This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges: (i) 20 to 331/3%, (ii) 331/3 to 50%, or (iii) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. The Company's articles of incorporation and bylaws do not exempt the Company's Common Stock from the Control Share Acquisition Act.

The Control Share Acquisition Act is applicable only to shares of "Issuing Corporations" as defined by the Act. An Issuing Corporation is a Nevada corporation which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation. At this time, the Company does not have 100 stockholders of record resident of Nevada, nor does the Company do any business in the state of Nevada. Therefore, the provisions of the Control Share Acquisition Act do not apply to acquisitions of the Company's shares and will not until such time as these requirements have been met.

At such time as they may apply to the Company, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's shareholders.

The Nevada "Combination with Interested Stockholders Statute" (Sections 78.411 to 78.444, inclusive, Nevada Revised Statutes) may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having (i) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (ii) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the Statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

The Company presently is not resident in Nevada and conducts no operations there. Should this Statute affect the Company in the future because of a change in its status or operations, it may have the effects described above on the ability of the Company to enter into certain transactions with related parties, even if the terms of such transactions may be more favorable to the Company than those it could obtain from unrelated parties at that time.

Registration Rights

The Selling Shareholders' Shares have been registered for offer and sale pursuant to this Prospectus under the terms of certain registration rights granted to the Selling Shareholders. Such rights are contained in agreements entered into by the Company and the Selling Shareholders. In addition to the registration rights of the Selling Shareholders which are fulfilled with the filing of the registration statement, of which this Prospectus forms a part, the Company has granted limited registration rights to SCC, an affiliate of the Company which is controlled by three members of the Company's Board of Directors. See "Certain Transactions." Pursuant to the terms of a Management Services Contract entered into with SCC, the SCC may accept payment of its management fees and expenses in the form of Common Stock instead of cash. If the management fee is paid in shares of Common Stock, the Company has agreed it will register such stock by filing with the Securities and Exchange Commission a registration statement at its own expense. Furthermore, the Company has agreed to register the stock underlying certain warrants held by SMD, an affiliate of the Company that is controlled by three members of the Company's Board of Directors. See "Certain Transactions." The existence and/or the exercise of these rights could adversely affect the market price of the Company's Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

Transfer Agent

The transfer agent and registrar for the Company is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.


                            CERTAIN TRANSACTIONS

Over the course of fiscal years 1994, 1995 and 1996, the Company borrowed funds from J. R. Bell ("Bell"), a former officer and director of the Company. Bell died in February 1996 and all obligations of the Company to Bell were thereafter owed to his estate (the "Bell Estate"). As of August 16, 1996, the principal amount owing to the Bell Estate was $623,000, together with interest on the outstanding balance at the rate of the bank prime rate plus 1 percent. The loans from the Bell Estate were secured by second liens on real and personal property of the Company. All obligations of the Company to the Bell Estate were retired in August 1996 as a result of certain transactions described below.

Merlyn W. Dahlin, formerly an officer and director of the Company, lent the Company money in a series of transactions during fiscal years 1994 and 1995 and in previous years. Mr. Dahlin resigned as an officer and director of the Company in November 1996. As of September 30, 1995, all sums previously loaned by Mr. Dahlin to the Company had been repaid. Total payments to Mr. Dahlin during fiscal 1995 were approximately $167,000. During fiscal year 1996 Mr. Dahlin lent the Company $20,000, which was repaid. The Company has no presently outstanding obligation to Mr. Dahlin.

In several loan transactions during fiscal years 1994 and 1995, the Company borrowed money from Wyman Au, one of its directors. As of September 30, 1995, the Company owed Mr. Au $47,746, with interest at the prime rate plus 1 percent. As of September 30, 1996, the Company owed Mr. Au $42,948. Pursuant to its understanding with Mr. Au, the Company is making regular monthly payments to Mr. Au to retire this obligation.

The Company leases approximately 2,000 square feet of office space in Ft. Worth, Texas, from a partnership that is owned 50 percent by Merlyn W. Dahlin, formerly an officer and director of the Company. The lease term is month-to-month and the rate is $1,110 per month. The Company believes this rate and these terms to be commercially reasonable and at least as favorable to the Company as it could obtain from an unaffiliated third party.

On August 16, 1996, SMD acquired 2,561,000 shares of the Company's Common Stock and 100,000 shares of Preferred Stock from the Bell Estate at a price of $.48 per share (including the 500,000 shares of Common Stock into which the Preferred Stock may be converted). The purchase price is payable by SMD in four installments on February 12, 1997, August 12, 1997, February 12, 1998 and August 12, 1998. Messrs. Studdert, Murdock and Dudley, directors of the Company, are the managers and beneficial owners of SMD. Mr. Dudley is also the acting Chief Financial Officer of the Company. The first installment was paid on February 10, 1997.

As a party to the same transaction by which SMD acquired its interest in the Company from the Bell Estate, Raymond H. Kurzon, the President and a director of the Company, acquired 1,000,000 shares of Common Stock of the Company from the Bell Estate at a price and upon terms identical to SMD. In connection with the transaction among the Bell Estate, SMD and Mr. Kurzon, the Company and Mr. Kurzon agreed to convert $180,000 of the Company's debt owed to Mr. Kurzon into 450,000 shares of restricted Common Stock of the Company.

In a series of transactions between May and August 1996, the Company borrowed an aggregate of $1,900,000 from fonix, a Delaware corporation of which Messrs. Studdert, Murdock and Dudley are directors, executive officers and significant shareholders, and of which Mr. Reed and Mr. Nydegger are directors. Prior to the time of the first loan made by fonix in May 1996, there was no existing relationship between the Company and fonix. Mr. Murdock, an officer, director and the controlling shareholder of fonix became a director of the Company in July 1996 in connection with the provision to the Company of debt financing by fonix. Each of the loans was due on demand, bore interest at the rate of 12 percent per annum, required the payment of certain loan origination fees to fonix and was secured by substantially all of the assets of the Company, except its real property. The proceeds of these loans were used by the Company to retire the balance of the amount owing under the $623,000 note to the Bell Estate as described above, to acquire and refurbish drill rigs, acquire inventory and parts necessary to operate new and existing drill rigs and as operating capital. On September 30, 1996, the Company paid fonix $1,673,700 in satisfaction of substantially all loans from fonix except for a balance of $272,156 due and owing under the first promissory note from the Company to fonix ("Note 1"). The funds used to make this partial repayment came from the proceeds of a loan to the Company from SMD, described below.

Pursuant to the terms of Note 1, all or part of the indebtedness owed to fonix was convertible at the option of the holder to shares of the Company's Common Stock at the rate of $.30 per share. (If fonix had elected to exercise this conversion right under Note 1, it could have acquired up to 2,366,667 shares of the Company's Common Stock. Similarly, the remaining $1,190,000 owed to fonix, represented by four separate promissory notes, was convertible into a total of 2,975,000 shares of the Company's restricted Common Stock at the rate of $.40 per share.) On December 31, 1996 fonix sold and assigned $270,000 of the balance due under Note 1 to Ballard Investment Company ("BIC"), a shareholder of the Company that is not affiliated with either SMD, SCC or fonix. On the same day, BIC gave notice to the Company that it had elected to convert its interest in Note 1 into 900,000 shares of restricted Common Stock of the Company. Also, on December 31, 1996, the Company paid fonix the final balance of approximately $10,500 due and owing fonix. Thus, as of December 31, 1996, the Company was not indebted to fonix in any amount nor did fonix have
any interest in the Company.   On December 31, 1996, Messrs. Studdert, Dudley,
Reed and Nydegger joined the Board of Directors of the Company. All four of these gentlemen, as well as Mr. Murdock, are also members of the fonix Board of Directors. No future transactions are contemplated between fonix and the Company.

On September 30, 1996, SMD advanced debt financing to the Company (the "SMD Loan") in the amount of $1,673,730. The SMD Loan was due on demand, bore interest at the rate of 12 percent per annum and was secured by substantially all of the assets of the Company, except its real property. Also on September 30, 1996, the Company issued to SMD warrants to purchase up to 6,600,000 shares of restricted Common Stock at an exercise price of $.40 per share. The proceeds from the SMD Loan were used to repay fonix as indicated above.
Without these additional funds, the Company would have been unable to pay all or a significant part of the loans owed fonix as requested. The warrants held by SMD have not been exercised. On October 16, 1996, SMD advanced the Company an additional $100,000 on the same terms. On December 31, 1996, the Company paid SMD $100,000 and on January 2, 1997, the Company paid SMD $1,542,400. As a result of these payments, on January 2, 1997, the balance due and owing SMD from the Company under the loan described above was approximately $185,191.
The funds to make these repayments to SMD were provided by the proceeds from the private placement of Common Stock to accredited investors conducted by the Company during November and December 1996 and concluded in January 1997. On March 25, 1997, SMD loaned an additional $936,896 to the Company under similar terms pursuant to a Loan Modification Agreement. At March 31, 1997, this note payable had a balance of $1,123,239. Subsequent to March 31, 1997, SMD loaned an additional $263,104 to the Company under the SMD Loan, as modified.

In December 1996, the Company entered into a management contract with SCC, a Utah corporation owned and controlled by Messrs. Studdert, Murdock and Dudley. Under the management agreement, SCC will receive a monthly management fee of $50,000 payable in stock of the Company or in cash and will provide investment banking, investor relations, financial management and strategic planning services for the Company for a term of five years. If the fee is paid in shares of stock of the Company, the number of shares issuable will be determined with reference to the average trading price of the Company's Common Stock during the month for which the services were provided in consideration for such fee. The agreement also provides for reimbursement of expenses incurred by SCC since June 1996 in connection with services rendered to the Company and for similar treatment of expenses incurred during the term of the agreement. Also, in December 1996, Messrs. Studdert and Dudley joined Mr. Murdock as members of the Board of Directors of the Company and Mr. Dudley became the acting CFO of the Company. The management agreement was approved by vote of the disinterested members of the Board of Directors. Subsequent to the end of the fiscal year ended September 30, 1996, the Company paid SCC a fee of $250,000 for its services in structuring a private placement of the Company's securities in November and December 1996 and for arranging for the services of the Company's primary placement agent in that offering.

The Company believes that the terms of the above transactions with fonix, SMD and SCC were at least as favorable as could have been obtained from unaffiliated third parties.


                       SHARES ELIGIBLE FOR FUTURE SALE

As of the date hereof, 5,824,900 shares of Common Stock of the Company (approximately 34.4%) are owned by officers, directors and certain stockholders of the Company or are otherwise "restricted securities" as that term is defined
in the Securities Act and rules and regulations under such act.   As of the
date of this offering, a significant number of shares (including those owned by the officers and directors described above) are eligible for sale in the public market pursuant to Rule 144, as amended ("Rule 144"). In general, Rule 144 allows a person holding restricted securities for a period of at least one year to sell within any three-month period, that number of shares which does not exceed the greater of 1% of the Company's then outstanding shares, or the average weekly trading volume of the shares during the four calendar weeks preceding such sale. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company and who has satisfied a two year holding period without any volume limitations, manner of sale provisions or current information requirements. As defined by Rule 144, an affiliate of an issuer is a person who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer, and generally includes members of the Board of Directors and senior management. Sales, pursuant to Rule 144, or otherwise, if in sufficient volume, could have a depressive effect on the market price of the Company's securities. Moreover, the possibility of such sales may have a depressive effect on market prices. [See "Risk Factors."]

                               LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Durham, Evans, Jones & Pinegar, P.C., Salt Lake City, Utah.


                                   EXPERTS

The consolidated financial statements of the Company included in this Prospectus and registration statement have been audited by Weaver & Tidwell, independent auditors, to the extent and for the periods indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such consolidated financial statements have been included herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

The Company has filed a registration statement on Form SB-2 (the "Registration Statement") with respect to the Shares offered hereby by the Selling Shareholders with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; however, the Company believes that the descriptions set forth in this Prospectus are accurate summaries of the material terms of such documents. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and the exhibits forming a part thereof, as well as such reports, proxy statements and other information, may be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048, and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material can be obtained from the Public Reference Section of the Commission at its Washington address at prescribed rates. In addition, the Commission maintains a "web site" on the Internet at "http://www.sec.gov" where electronically filed documents such as the quarterly and annual reports of the Company and the Registration Statement may be viewed and retrieved.

               K. L. S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL REPORT
                            SEPTEMBER 30, 1996
                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                      Page

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . F-2

FINANCIAL STATEMENTS
Consolidated Balance Sheets as of September 30, 1996 and 1995 . . . . .F-3

Consolidated Statements of Operations
for the Years Ended September 30, 1996 and 1995. . . . . . . . . . . . F-4

Consolidated Statements of Shareholders' Equity
for the Years Ended September 30, 1996 and 1995. . . . . . . . . . . . F-5

Consolidated Statements of Cash Flows
for the Years Ended September 30, 1996 and 1995. . . . . . . . . . . . F-6

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . F-8

INTERIM FINANCIAL STATEMENTS
Consolidated Balance Sheets as of March 31, 1997 (unaudited)
and September 30, 1996 (audited) . . . . . . . . . . . . . . . . . . .F-21

Consolidated Statements of Operations for the
Six Months ended March 31, 1997 and 1996 (unaudited) . . . . . . . . .F-22

Consolidated Statements of Cash Flows for the
Six Months ended March 31, 1997 and 1996 (unaudited) . . . . . . . . .F-23

Notes to Consolidated Financial Statements . . . . . . . . . . . . . .F-24

                       INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Shareholders
K. L. S. Enviro Resources, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of K. L. S. Enviro Resources, Inc. and Subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of K.L.S. Enviro Resources, Inc. and Subsidiaries as of September 30, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
December 31, 1996

 K. L. S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
                         SEPTEMBER 30, 1996 AND 1995

                                               ASSETS
                                                               1996           1995
                                                               ------------   -------------
Current Assets
  Cash and cash equivalents                                    $    300,767   $    174,479
  Investment securities                                                -           258,750
  Accounts receivable - trade, net of allowance for
    doubtful accounts $123,402 and $128,402, respectively         1,050,371        528,768
  Other receivables                                                  13,274         15,524
  Inventory                                                         483,938        708,872
  Prepaid expense                                                     5,975          5,655
                                                               ------------   ------------
       Total current assets                                       1,854,325      1,692,048

Property, Plant and Equipment, net                                2,604,510      1,665,128
Other Assets
  Intangible assets, net of accumulated amortization
    $ 70,014 and $65,103, respectively                               49,065         80,670
  Deposits and other                                                 20,777         22,101
                                                               ------------   ------------
                                                                     69,842        102,771
                                                               ------------   ------------
Total Assets                                                   $  4,528,677   $  3,459,947
                                                               ============   ============

                           LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                    1996        1995
                                                               ------------  -------------
Current Liabilities
  Notes payable - banks                                        $       -     $    302,329
  Notes payable - related parties                                 1,988,622       690,746
  Current maturities of long-term debt                              114,219       150,314
  Accounts payable                                                  412,487       674,301
  Accrued expenses and other current liabilities                    181,128       231,067
  Deferred revenue                                                     -           29,616
  Accrued dividends payable                                           7,500        66,615
                                                               ------------  ------------
                                                                  2,703,956     2,144,988
Long-term Debt                                                      270,995       455,644
                                                               ------------  ------------
                                                                  2,974,951     2,600,632
                                                               ------------  ------------
Commitments and Contingencies  (Notes 10 and  12)                      -             -

Shareholders' Equity
  Cumulative convertible preferred stock,
    Series A and B, $.0001 par value; 1,000,000
    shares authorized; 100,000 and 167,500 shares
    issued and outstanding respectively; $5.00 stated value              10            17
  Common stock, $.0001 par value; 50,000,000 shares
    authorized; 10,931,497 and 8,947,494 shares issued,
    respectively                                                      1,093           894
  Additional paid-in capital                                      6,101,057     4,417,724
  Accumulated deficit                                          (  4,505,721)  ( 3,545,782)
  Foreign currency translation adjustments                     (      4,213)  (     4,213)
  Unrealized gain on securities available-for-sale                     -           29,175
                                                               ------------  ------------
                                                                  1,592,226       897,815
  Treasury stock - common shares held in the treasury,
    at cost (38,500 shares in 1996 and 1995)                   (     38,500)  (    38,500)
                                                               ------------  ------------
                                                                  1,553,726       859,315
                                                               ------------  ------------
Total Liabilities and Shareholders' Equity                     $  4,528,677  $  3,459,947
                                                               ============  ============

The Notes to Consolidated Financial Statement are an integral part of these statements.

              K. L. S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
               for the years ended September 30, 1996 and 1995

                                                                1996          1995
                                                           -----------    -----------
Net Sales and Revenues
   Drilling and repair service revenues                     $4,424,693     $3,019,597
   Cost of drilling and repair services
    (exclusive of items shown separately below)              2,447,843      1,836,671
                                                           ------------   -----------
         Gross Profit                                        1,976,850      1,182,926
                                                           -----------    -----------
Cost and Expenses
   Salaries, wages and related costs                           604,351        506,636
   Legal and professional fees                                 265,232        363,191
   Rents                                                        65,361         72,564
   Repairs and maintenance                                      27,048          8,974
   Taxes, licenses and permits                                  54,608         30,729
   Advertising                                                   9,842         16,928
   Travel and lodging                                           98,961         88,402
   Consulting                                                  106,701        124,837
   Exploration costs                                             4,203        324,931
   Other operating expenses                                    284,299        282,168
   Depreciation and amortization                               339,086        271,740
                                                           -----------    -----------
         Total cost and expenses                             1,859,692      2,091,100
                                                           -----------    -----------
         Income (loss) from operations                         117,158    (   908,174)

Other Income (Expenses)
   Loss on contract settlement                             (   348,750)          -
   Interest expense                                        (   311,303)   (   144,835)
   Other financing cost                                    ( 1,024,322)          -
   Interest and other income, net                               14,254         21,220
   Gain on sale of investment securities                        99,289        209,943
   Gain (loss) on disposal of assets                            25,158    (    17,733)
   Gain (loss) from foreign currency transactions          (     9,544)        17,191
                                                           -----------    -----------
         Loss before income taxes                          ( 1,438,060)   (   822,388)

Income tax benefit                                                -              -
                                                           -----------    -----------
         Loss from continuing operations                   ( 1,438,060)   (   822,388)

Discontinued operations:
         Loss from operations of discontinued segment      (    34,511)   (   363,462)
         Gain on sale of discontinued segment                  379,935           -
                                                           -----------    -----------
                                                               345,424    (   363,462)
                                                           -----------    -----------
         Loss before extraordinary item                    ( 1,092,636)   ( 1,185,850)

Extraordinary Item, gain on forgiveness of debt                172,823           -
                                                           -----------    -----------
Net Loss                                                   ($  919,813)   ($1,185,850)
                                                       ===========    ===========

Loss per weighted-average common share outstanding
   Loss from continuing operations                         ($      .15)   ($      .09)
   Loss from operations of discontinued segment            (       .00)   (       .04)
   Gain on sale of discontinued segment                            .03           -
                                                           -----------    -----------
   Loss before extraordinary item                          ($      .12)   ($      .13)
   Extraordinary item                                              .02            -
                                                           -----------    -----------
         Net loss                                          ($      .10)   ($      .13)
                                                           ===========    ===========
Weighted-average number of common shares outstanding         9,345,628      8,821,260
                                                           ===========    ===========


             The Notes to Consolidated Financial Statements are
                   an integral part of these statements.

                  K. L. S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY for the years ended September 30, 1996 and 1995

                                           Preferred Stock               Common Stock
                                         -----------------------     -------------------------         Paid-in
                                          Shares       Amount          Shares       Amount             Capital
                                         ---------   -----------     ------------  -----------      -------------
Balances at September 30, 1994            167,500    $      17         8,743,486   $      874       $  4,233,976
  Cumulative effect of change
    in accounting principles
    as of 10/1/94                            -            -                 -            -                  -
  Sale of common stock                       -            -              150,000           15            149,985
  Exchange of stock for services             -            -               54,008            5             33,763
  Dividends on
    preferred stock                          -            -                 -            -                  -
  Net loss                                   -            -                 -            -                  -
  Changes in unrealized gain                 -            -                 -            -                  -
                                         ---------   -----------     ------------  -----------      -------------
Balances at September 30, 1995            167,500           17         8,947,494          894          4,417,724
  Sale of common stock                       -            -              500,000           50            199,950
  Conversion of preferred
    stock to common stock                ( 67,500)   (       7)          337,500           34       (         27)
  Exchange of common stock
    for services                             -            -              585,781           59            163,607
 Issuance of warrants for debt
    renewal                                  -            -                 -             -            1,024,322
  Exchange of common
    stock for debt                           -            -              560,722           56            226,617
  Dividends on
    preferred stock                          -            -                 -            -                68,864
  Forgiveness of dividends                   -            -                 -            -                  -
  Net loss                                   -            -                 -            -                  -
  Changes in unrealized gain                 -            -                 -            -                  -
                                         ---------   -----------     ------------  -----------      -------------
Balances at September 30, 1996            100,000    $      10        10,931,497   $    1,093       $  6,101,057
                                         =========   ===========     ============  ===========      =============

                                                        Foreign       Unrealized
                                     Accumulated       Currency       Gains on          Treasury
                                       Deficit        Translation     Securities        Stock             Total
                                    --------------   -------------   -------------    -------------    -------------
Balances at September 30, 1994      ($  2,309,682)   ($     4,213)   $      -         ($   38,500)     $  1,882,472
  Cumulative effect of change
    in accounting principles
    as of 10/1/94                            -               -           446,517             -              446,517
  Sale of common stock                       -               -              -                -              150,000
  Exchange of stock for
    services                                 -               -              -                -               33,768
  Dividends on
    preferred stock                 (      50,250)           -              -                -         (     50,250)
  Net loss                          (   1,185,850)           -              -                -         (  1,185,850)
  Changes in unrealized gain                 -               -       (   417,342)            -         (    417,342)
                                    --------------   -------------   -------------    -------------    -------------
Balances at September 30, 1995      ($  3,545,782)   ($     4,213)   $    29,175      ($   38,500)     $    859,315
  Sale of common stock                       -               -              -                -              200,000
  Conversion of preferred
    stock to common stock                    -               -              -                -                 -
  Exchange of common stock
    for services                             -               -              -                -              163,666
 Issuance of warrants for
    debt renewal                             -               -              -                -            1,024,322
  Exchange of common
    stock for debt                           -               -              -                -              226,673
  Dividends on
    preferred stock                 (      40,126)           -              -                -         (     40,126)
  Forgiveness of dividends                   -               -              -                -               68,864
  Net loss                          (     919,813)           -              -                -         (    919,813)
  Changes in unrealized gain                 -               -       (    29,175)            -         (     29,175)
                                    --------------   -------------   -------------    -------------    -------------
Balances at September 30, 1996      ($  4,505,721)   ($     4,213)          -         ($   38,500)     $  1,553,726
                                    ==============   =============   =============    =============    =============

The Notes to Consolidated Financial Statements are an integral part of these statements.

                 K. L. S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended September 30, 1996 and 1995

                                                            1996            1995
                                                      --------------   -------------
Cash Flows from Operating Activities
  Net loss                                            ( $   919,813)   ($ 1,185,850)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
       Discontinued operations                               34,511         211,250
       Common stock for services                            163,666          33,768
       Depreciation and amortization                        339,086         271,741
       Loss on contract settlement                          348,750            -
       Other financing cost                               1,024,322            -
       Gain on sale of investment securities           (     99,289)   (    209,943)
       Gain on sale of discontinued segment            (    379,935)           -
       Gain (Loss) on disposal of property, plant
         and equipment                                 (     25,158)         17,733
       Translation (gain) loss on foreign currency            9,544    (     17,191)
       Debt issued in litigation settlement                    -             30,000
       Changes in:
         Accounts and notes receivable                 (    614,521)   (     94,154)
         Inventory                                     (    112,502)   (     38,787)
         Income tax receivable                                 -             81,649
         Prepaid expenses                              (      4,516)   (        303)
         Other assets                                        19,972          50,168
         Accounts payable                              (     54,825)        222,900
         Accrued expenses                              (     55,310)         82,972
         Deferred revenue                              (     18,448)         24,576
                                                       -------------    ------------
           Net cash used in operating activities       (    344,466)   (    519,471)
                                                       -------------    ------------
Cash Flows from Investing Activities
  Proceeds from sale of investment securities               328,864        659,905
  Purchase of property, plant and equipment            (  1,314,204)   (    95,995)
  Proceeds from sale of equipment                            20,250          2,404
  Proceeds from sale of discontinued segment                184,042           -
                                                      -------------    -----------
           Net cash (used) provided by
             investing activities                      (    781,048)       566,314
                                                      -------------    -----------
Cash Flows from Financing Activities
  Net change in bank notes                             (    196,505)   (     7,655)
  Principal payments on long-term debt                 (    249,588)   (   113,797)
  Net (payments) advances (to) from shareholders          1,497,876    (    71,254)
  Sale of common stock, net of offering cost                200,000        150,000
  Dividends paid                                               -       (     6,750)
                                                      -------------    -----------
           Net cash provided (used) in
             financing activities                         1,251,783    (    49,456)

Effect of exchange rate changes on cash                          19    (        11)
                                                      -------------    -----------
Increase (decrease) in cash                                 126,288    (     2,624)

Cash at beginning of period                                 174,479        177,103
                                                      -------------    -----------
Cash at end of period                                 $     300,767    $   174,479
                                                      =============    ===========




              The Notes to Consolidated Financial Statements are
                    an integral part of these statements.

              K. L. S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
           for the years ended September 30, 1996 and 1995 -- continued

                                                            1996            1995
                                                      --------------   -------------
Supplemental disclosures of interest paid:
  Continuing operations:
    Interest paid                                     $     64,522     $     65,247

  Discontinued operations:
    Interest paid                                             -              11,228

Supplemental schedule of noncash
  investing and financing activities:

    Continuing operations:
      Cumulative dividends not paid                          40,126          50,250
      Acquisition of equipment for debt                      56,667          12,731
      Unrealized gain on investment securities                 -             29,175
      Issuance of stock for debt                            226,673            -
      Forgiveness of dividends                               68,864            -
      Use of inventory for fixed assets                      21,050            -

    Discontinued operations:
      Disposal of equipment on
        settlement of accounts payable                         -             12,731
      Acquisition of equipment for debt                        -             36,901











        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]







              The Notes to Consolidated Financial Statements are
                    an integral part of these statements.

               K.L.S.  ENVIRO RESOURCES, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business and Organization

K. L. S. Enviro Resources, Inc. ("KLS") was incorporated in the state of Nevada on January 15, 1993, for the purpose of engaging in the exploration, production and sale of gold and for the acquisition of businesses active in the general industry of minerals mining and processing.

As of September 30, 1996, KLS had six wholly owned subsidiaries: Dateline Drilling, Inc. (a Montana corporation) ("Dateline") is in the business of providing exploration reverse circulation drilling services to other companies involved in mineral exploration and development; K.L.S. Environmental, Inc. (a Nevada corporation) ("KLSEI"), formed for the purpose of engaging in environmental remediation; K.L.S. Co., Inc. (a Nevada corporation) ("KLS Co"), formed for the purpose of hydraulic systems repair; Dateline International, S.A. de C.V. (a Coahuila, Mexico corporation) ("DIMSA"), engaged in exploration drilling in Mexico; KLS International, Inc. (a Nevada corporation), ("KLSI"), formed as a holding company for operations in Mexico; and Beloro, S.A. de C.V. ("Beloro"), (a Mexico City, Mexico corporation), formed to carry out activities related to mining and drilling projects in Mexico. The operations of KLSEI were abandoned during 1995. In addition, Kel-Lite, a former subsidiary was sold February 1, 1996. See note 14 for discussion of the discontinued operations.

Principles of Consolidation

The accompanying consolidated financial statements include all the accounts of KLS, and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The consolidated group is referred to as the "Company."

Cash and Temporary Investments

The Company considers short-term investments with maturities of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Investment Securities

The Company held investment securities during the fiscal years ended September 30, 1995 and 1996. During both fiscal 1995 and 1996 the Company sold much investment securities to obtain operating capital. At September 30, 1996 the Company had no investment securities. The Company's investment securities were classified as available for sale. Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded from earnings and reported in a separate component of shareholders' equity. Realized gains or losses are computed based on the average cost method of the securities sold.

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

Accounts and Notes Receivable

The Company performs ongoing credit evaluations of its customers' financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States, Mexico and Canada. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible.

Inventory

Inventory consists of two components: (1) raw materials, work in process and finished goods related to the Company's manufacturing subsidiary, and (2) consumable supplies and repair parts for mobile exploration reverse circulation sample drilling rigs, hydraulic components, and other related support equipment and vehicles. Inventory is valued at the lower of cost, using the first-in, first-out method, or market. Cost includes material, labor and manufacturing overhead cost.

Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method. Estimated useful lives are as follows:

                                     Years
                                     ------
     Machinery and equipment          5-10
     Transportation equipment         3-7
     Buildings and improvements       10-32
     Furniture and fixtures           5-7

Significant additions from periodic renovations of drilling rigs are capitalized and amortized over the remaining useful life of the rig. The related unamortized basis at such time is charged to repairs and maintenance expense. Normal repairs and maintenance items are charged to expense as incurred. Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

The Company, as lessee, entered into a capital lease during 1995 and such lease is considered to be an installment purchase for accounting presentation, and is included in property, plant and equipment. The related lease obligation, less current installments, is included in long-term debt in the accompanying balance sheets.

Intangible Assets

Intangible assets consist of organizational costs, patents, and a covenant not to compete.

              K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

Organization costs are amortized over five to twenty year periods on a straight-line basis. The amount of these costs capitalized as of September 30, 1996 and 1995 was $81,517, before related accumulated amortization of $52,513 and $30,924, respectively.

Patents obtained for the design and manufacture of flashlights totaled $8,492 for the year ended September 30, 1995, before accumulated amortization of $708. Amortization is over the 17 year life of the patents.

The covenant not to compete given by a former owner of Dateline is valued at $55,764, before accumulated amortization of $35,702 and $33,471 at September 30, 1996 and 1995, respectively, and is being amortized over the 25 year life of the covenant on a straight-line basis.

Revenue Recognition

The Company recognizes revenues related to drilling and other related services under the respective terms of each drilling contract, generally on a "per foot drilled" basis as earned. As of September 30, 1996 and 1995, no significant revenues were attributable to either KLS, KLSEI or KLSI. Revenues attributable to KLS Co are recognized at the point of sale.

Mineral Exploration

Mineral exploration expenditures are charged to income as incurred until a property is identified as having development potential. Development costs are deferred and amortized to expense on a units of production method based on proven and probable reserves. Expenditures incurred on properties identified as having development potential are deferred on a project basis until the viability of the project is determined. If a project is abandoned, the accumulated project costs are charged to operations in the year in which the determination is made. There are no development costs deferred as of September 30, 1996 and 1995.

Foreign Currency Translation

For non-U.S. subsidiaries which operate in a local currency environment, assets and liabilities are translated to U.S. dollars at year-end exchange rates and income and expense items are translated at average rates of exchange prevailing during the year. Translation adjustments are accumulated in a separate component of stockholders' equity. When the economic environment of a non-U.S. subsidiary is considered highly inflationary, transactions are remeasured as if the U.S. dollar were the reporting currency and gains and losses which result from remeasurement are included in earnings. The Company has considered the economy of Mexico to be highly inflationary since December 1994.

Income Taxes

The Company has adopted the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Deferred income taxes are recognized for temporary differences between financial statement and income tax

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

bases of assets and liabilities and net operating loss carryforwards for which income tax benefits will be realized in future years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Loss per share has been computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Common stock equivalents have not been included since the effect of inclusion would be antidilutive.

Reclassifications

Certain amounts have been reclassified from previously presented financial statements to conform with the September 30, 1996 presentation.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has recently issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable and that long-lived assets and certain intangibles to be disposed of be reported at the lower of carrying amount or fair value less costs to sell. The Company is required to adopt SFAS 121 for its fiscal year beginning October 1, 1996. The initial adoption is not expected to have a material impact on the Company's financial position or results of operation.

The FASB has also issued SFAS 123, "Accounting for Stock Based Compensation" which establishes a fair value based method of accounting for stock based compensation plans. As permitted under SFAS 123, the Company does not intend to adopt the recognition or accounting requirements of this statement for transactions with employees and will continue to recognize stock based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company will be required to adopt the disclosure requirements of SFAS 123 for its fiscal year beginning October 1, 1996. The disclosures will include the difference between the compensation amounts recorded using the intrinsic value method and the pro forma amounts calculated as if the measurement requirements of SFAS 123 had been adopted. Since the measurement principles of SFAS 123 will not be adopted for transactions with employees, adoption of the disclosure requirements will not have a material impact on the Company's financial position or results of operations. The compensation amount for equity investments issued to nonemployees, including nonemployee directors under the Company's 1997 Plan, is based on the fair value of the goods or services received or the fair value of the equity instrument issued, whichever is more reliably measurable as required by SFAS 123 for transactions entered into after December 15, 1995. Transactions with nonemployees are disclosed in Note 13 to the Financial Statements.

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

The FASB has also issued SFAS 128, "Earnings Per Share" which establishes a new standard for computing and presenting earnings per share (EPS). Under SFAS 128, basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. It also requires dual presentation of basic and diluted EPS for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur if all dilutive potential common shares had been issued. The Company is required to adopt SFAS 128 for periods ending after December 15, 1997. Earlier adoption is not permitted. When adopted, this statement requires restatement of all prior period EPS data presented. The Company anticipates that in periods of positive income available to common shareholders, basic EPS as computed under SFAS 128 will be greater than primary EPS as computed under the existing standard and that in periods of losses, basic EPS and primary EPS would be approximately the same due to the antidilutive provisions of both standards.

NOTE 2.  INVESTMENT SECURITIES

 Equity securities at September 30 are as follows:
                                                       1996           1995
                                                  -------------   -----------
 Cost                                             $     -         $  229,575
 Market value at balance sheet date                     -            258,750
 Unrealized gains                                       -             29,175

NOTE 3.   INVENTORY

 Major classes of inventories are as follows:
                                                       1996            1995
                                                  --------------   ------------
         Consumable supplies                       $    483,938     $  384,568
         Raw materials                                     -           314,842
         Finished goods                                    -             9,462
                                                  --------------   ------------
                                                   $    483,938       $708,872
                                                  ==============   ============
NOTE 4.   PROPERTY, PLANT AND EQUIPMENT

 Property, plant and equipment consists of the following at September 30:

                                                 1996               1995
                                            ---------------   ---------------
       Machinery and equipment              $   2,763,188     $   1,727,526
       Transportation equipment                   433,514           215,962
       Buildings and improvements                 493,066           518,977
       Furniture and fixtures                     140,422           154,178
                                            ---------------   ---------------
                                                3,830,190         2,616,643
       Accumulated depreciation             (   1,375,680)     (  1,101,515)
                                            ---------------   ---------------
                                                2,454,510         1,515,128
       Land                                       150,000           150,000
                                            ---------------   ---------------
       Property, plant and equipment, net   $   2,604,510        $1,665,128
                                            ===============   ===============

At September 30, 1995, property, plant and equipment includes property with a cost of $36,901 and accumulated depreciation of $5,989 obtained under a capital lease. Additionally, at September 30, 1996 and 1995, property includes

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.   PROPERTY, PLANT AND EQUIPMENT - continued:

$150,000 and $ 223,843, respectively, of net assets held for sale. Assets held for sale are carried at estimated net realizable value.

Total depreciation expense for the years ended September 30, 1996 and 1995 was $328,310 and $290,763, respectively.

NOTE 5.   NOTES PAYABLE - BANKS

 Notes payable to banks consist of the following at September 30:

                                                   1996               1995
                                              --------------      ------------
     Note payable to bank,
     retired February 1996.                   $      -            $   100,000

     $250,000 revolving line of credit,
     retired February 1996.                          -                180,000

     Note payable to vendor, assumed by
     purchaser of Kel-Lite, retired
     February 1996.                                  -                 22,329
                                              ---------------     ------------
                                              $      -            $   302,329
                                              ===============     ============

NOTE 6.   NOTES PAYABLE TO RELATED PARTIES

 Listed below are related party notes payable at September 30:

                                                   1996                1995
                                              --------------      -------------
     Notes payable to shareholder,
     retired August 1996.                     $      -            $   623,000

     Notes payable to shareholder,
     interest at prime plus 1%, due
     on demand, collateralized by
     Dateline's accounts receivable.               15,000              15,000

     Notes payable to shareholder,
     interest at prime plus 1%, due
     on demand, collateralized by
     KLS Co.'s accounts receivable.                27,948              32,746

     Notes payable to shareholder,
     retired February 1996.                          -                 20,000

     Notes payable to related company,
     interest at 12% due on demand,
     collateralized by all assets
     except real estate                           271,944                -

     Notes payable to related company,
     interest at 12% due on demand,
     collateralized by all assets,
     except real estate (See Note 17)           1,673,730                -
                                              --------------      -------------
                                              $ 1,988,622         $   690,746
                                              ==============      =============


               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.   NOTES PAYABLE TO RELATED PARTIES - continued

During fiscal 1996, the Company borrowed an aggregate of $1,900,000 from fonix, a corporation related through common directors, officers and significant shareholders. The proceeds of these loans were used to retire the $623,000 note payable to a former shareholder's estate, to refurbish drilling rigs and as operating capital. Each of the loans were due on demand with interest at 12 percent and collateralized by substantially all assets except real property. On September 30, 1996, SMD, L.L.C. (SMD), a significant shareholder of the Company, loaned the Company $1,673,730 the proceeds of which were used to repay fonix all except approximately $272,000 following a demand for payment by fonix. SMD is owned by certain directors and officers of the Company. In connection with the loan from SMD, the Company issued to SMD warrants to purchase 6,600,000 shares of restricted common stock at an exercise price of $.40 per share. (See Note 13).

The notes payable to related companies are related through common stockholders and officers. The debt with a September 30, 1996 balance of $271,944 is convertible to common stock at $.30 per share.

Related party interest expense for the years ended September 30, 1996 and 1995 was $109,922 and $ 68,332, respectively. Unpaid interest to related parties of $3,167 and $111,432 is included in accrued expenses at September 30, 1996 and 1995, respectively.

NOTE 7.   LONG-TERM DEBT

Long-term debt consists of the following at September 30:

                                                   1996              1995
                                              --------------    --------------
    Installment loan payable to finance
    company; interest at 8.15%; payable
    in aggregate monthly installments of
    $15,043, including interest; due
    February 1997; collateralized by
    drilling equipment and office
    furniture and equipment.                  $    72,991        $  197,858

    Installment loan payable to a
    shareholder, interest at 9.25%;
    payable in monthly installments of
    approximately $3,297, including
    interest; due February 2003;
    collateralized by property.                   234,225           341,499

    Note payable to an individual;
    interest at 10%; payable in monthly
    installments of $968, including
    interest; due April 1998;
    guaranteed by KLS.                             16,952            26,349

    Installment loan payable to finance
    company; interest at 9.75%; payable
    in monthly installments of $265,
    including interest; due October
    1999; collateralized by vehicle.                8,447            10,310

    Installment loan payable to credit
    institution, interest at 9.75%,
    payable in monthly installments of
    $434, including interest, due
    January 2000, collateralized by
    vehicle                                        14,371              -

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.  LONG-TERM DEBT - continued

    Installment loan payable to bank,
    interest at 9.50%, payable in
    monthly installments of $379,
    including interest, due July 2001,
    collateralized by vehicle                      17,437              -

    Installment loan payable to credit
    institution, interest at 9.75%,
    payable in monthly installments of
    $543, including interest, due July
    2000, collateralized by vehicle                20,791              -

    Capital lease obligation                         -               29,942
                                              -------------     ------------
       Total long-term debt                       385,214           605,958
       Current maturities                     (   114,219)      (   150,314)
                                              -------------     ------------
       Long-term portion                      $   270,995       $   455,644
                                              =============     ============


Future maturities of long-term debt for years ended September 30 are as follows:

     Year ending

     1997           $    114,219
     1998                 44,643
     1999                 39,643
     2000                 35,285
     2001                 30,427
     Thereafter          120,997
                    -------------
                    $    385,214
                    =============

NOTE 8.   INCOME TAXES

Due to the provisions of SFAS No. 109, the Company is not eligible to recognize any income tax benefits. Accordingly, no current or deferred income tax benefits have been recorded for the years ended September 30, 1996 and 1995.


The Company's income tax benefit for the years ended September 30 differed from the statutory federal rate of 34% as follows:


               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.   INCOME TAXES - continued:


                                             1996                                1995
                                     ----------------------             ----------------------
                                      Amount      Percent               Amount         Percent
                                     -----------  ---------             ------------   ---------
   Statutory rate applied to
     loss from continuing
     operations before income
     taxes                           ($370,365)   (34.00%)              ($   279,612)  (34.00%)
   Increase (decrease) in in-
     come taxes resulting from:
     State income taxes, net
     of federal tax benefit               -          -                          -         -
   Other                             (  19,625)   ( 1.80 )              (      9,472)  (  .80 )
   Net operating loss not
   utilized                            389,990     35.80                     289,084    34.80
                                      ---------  ---------              -------------  ---------
   Total income tax
     expense (benefit)               $    -          - %                $       -         -   %
                                     ===========  =========             ============= ==========


The tax effects of significant items comprising of the Company's continuing operations net deferred tax liability as of September 30 under SFAS No. 109, are as follows:

                                                    1996              1995
                                                -------------    -------------
 Deferred tax liabilities
         Inventory                             ($     54,474)    $
         Depreciation                          (       8,143)    (     17,110)
                                               --------------    -------------
         Gross deferred tax liabilities        (      62,617)    (     17,110)

 Deferred tax assets:
         Net operating losses                      1,401,595        1,073,506
         Other                                       110,087          114,990
                                               --------------    -------------
         Gross deferred tax assets                 1,511,682        1,188,496

         Less valuation allowance              (   1,449,065)       1,171,386
                                               --------------    -------------
         Net deferred tax assets                      62,617           17,110
                                               --------------    -------------
             Net deferred income taxes         $        -        $       -
                                               ==============    =============



The Company has available as of September 30, 1996, net operating tax loss carryforwards of approximately $4,100,000, some of which has been used to reduce the Company's deferred income taxes payable. These carryforwards expire beginning in 2008 except for $427,209 of the loss which expires beginning in 2004.

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.   CAPITAL STOCK TRANSACTIONS

During the years ended September 30, 1996 and 1995, the Company sold 500,000 and 150,000 shares, respectively, of unregistered common stock at $.40 and $1.00 per share, respectively.

During the years ended September 30, 1996 and 1995, the Company issued 325,000 and 525 shares, respectively, of its unregistered common stock for services rendered by a shareholder. The Company also issued 260,781 and 53,483 shares, respectively, of unregistered common stock to employees, for bonuses and other services.

During the year ended September 30, 1996, the Company converted 67,500 of its convertible preferred stock to 337,500 shares of its unregistered common stock. The Company also issued 560,722 shares of its unregistered common stock for the extinguishment of debt of $226,673. The number of shares issued was determined by the most recent cash sale of unregistered common stock of approximately $.40 per share.

The Company is to issue dividends on Series A and Series B preferred stock on a quarterly basis at a rate of 6% per annum. Dividends on preferred stock for the year ended September 30, 1996 and 1995 totaled $40,126 and $50,250, respectively. Accrued dividends payable at September 30, 1996 and 1995 are $7,500 and $66,615, respectively.

NOTE 10.   RELATED PARTY TRANSACTIONS

Fees totaling $49,320 for the years ended September 30, 1996 and 1995, respectively, were paid to a shareholder and director for advisory and accounting services performed and lease of office space.

In 1996, the Company entered into a consulting agreement with a officer and director of the Company to provide management advice. The agreement has a three year term and requires monthly payments of $2,000. Total payments in 1996 approximated $9,700.

See other footnotes to the consolidated financial statements for additional related party transactions.

NOTE 11.   CONTINGENCIES

Dateline has instituted arbitration proceedings against a former customer seeking the recovery of approximately $123,000 wrongfully withheld. An allowance for $123,000 offsetting the customer receivable is recorded on the financial statements. The former customer has filed a counterclaim against Dateline and KLS for alleged violation of their contractual obligations. This counterclaim is being vigorously contested by the Company.

The ultimate outcome of these lawsuits cannot be predicted and no provision for liability has been made in the accompanying consolidated financial statements. It is management's belief that the outcomes are not likely to have a material adverse effect on the Company's financial position or results of operation.

NOTE 12.   SEGMENT INFORMATION, FOREIGN OPERATIONS AND MAJOR CUSTOMERS

The Company's continuing operations are classified into two business segments as follows:

     Production and exploration         Included are all drilling
                                        operations in drilling the United
                                        States and Mexico
     Hydraulic repairs and specialty    Includes replacement parts
                                        and repair specialty services
                                        for an array of hydraulic
                                        equipment utilized in
                                        logging, mining, and
                                        construction.  Additionally,
                                        pump installation and
                                        modification related to
                                        hydraulic systems.

                K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12. SEGMENT INFORMATION, FOREIGN OPERATIONS AND MAJOR CUSTOMERS - continued:

For the year ended September 30, 1996:

                              Production and Exploration
                                      Drilling               Hydraulic
                              ---------------------------    Repairs &       Corporate      Consolidated
                               Domestic        Foreign       Spec. Mfg.       & Other           Total
                              -----------    ------------    ----------     -----------    --------------
Revenues/sales                $  969,937     $ 2,682,375     $ 772,381      $     -        $  4,424,693
Income (loss) from
  operations                    (249,153)        958,352         3,671        (595,712)         117,158
Identifiable assets            1,780,639       1,378,953     1,151,249         217,836        4,528,677
Depreciation and
  amortization expense           235,502          47,382        46,561           9,641          339,086
Capital expenditures           1,021,177         319,998        64,836            -           1,406,011

For the year ended September 30, 1995:

                              Production and Exploration
                                      Drilling               Hydraulic
                              ---------------------------    Repairs &      Corporate      Consolidated
                              Domestic       Foreign         Spec. Mfg.     & Other           Total
                              -----------    ------------    ----------     -----------    --------------
Revenues/sales                     9,744     $ 1,426,158     $ 893,695      $     -        $  3,019,597
Income (loss) from
  operations                   ( 376,799)         47,671        71,998      (  656,016)    (    913,146)
Identifiable assets              870,946         509,875     1,156,974         296,201        2,833,996
Depreciation and
  amortization expense           229,485          11,234        21,097           9,925          271,741
Capital expenditures              56,304          35,650        20,502             366          112,822


For the years ended September 30, 1996 and 1995, there were no customers in continuing operations responsible for more than 10% of sales and revenues.

NOTE 13.   STOCK OPTIONS AND WARRANTS

The Company has issued exercisable stock options for the following numbers of shares and exercise prices at September 30, 1996:

               Number                            Exercise
             of Shares                             Price
             ------------                       ------------
              325,000                           $ 0.40
              225,000                             0.50
               10,000                             0.75

All stock options were issued with exercise prices equal to or exceeding the fair market value of the common stock at the date of issuance.

                K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.   STOCK OPTIONS AND WARRANTS - continued:

Stock options for 200,000 shares at $ 0.40 and 225,000 shares at $ 0.50 were issued to directors and shareholders of the Company. Additionally stock options for 100,000 shares at $0.40 were issued to a shareholder of the Company. No options were exercised during the years ended September 30, 1996 and 1995.

The Company has issued stock purchase warrants for the following numbers of shares and exercise prices at September 30, 1996:

               Number                             Exercise
              of Shares                            Price
             ------------                       ------------
              6,600,000                         $ 0.40
                125,000                           0.40

The warrants to purchase 125,000 shares of the Company's common stock issued to the purchaser of Kel-Lite (see Note 14) were issued with an exercise price equal to or exceeding the fair value of the common stock at the date of issuance. Therefore, no value was assigned to these warrants. The warrants to purchase 6,600,000 shares of common stock were issued with an exercise price below the fair market value of the common stock at the date of issuance and $1,024,322 has been charged to operations as an "Other financing cost."

The warrants to purchase 6,600,000 shares were issued to a company related through common shareholders. No warrants were exercised during the year ended September 30, 1996.

NOTE 14.   DISCONTINUED OPERATIONS

Effective February 1, 1996, the Company sold all of the issued and outstanding capital stock of Kel-Lite. As consideration for the stock purchase, the buyer agreed to pay a cash purchase price of $250,000 and a deferred purchase price representing royalty payments as further described in a royalty agreement. The royalty agreement originally provided for such payments to begin one year from closing (February 6, 1996) and ending ten years thereafter. Minimum royalty payments due under the royalty agreement were $600,000. Additionally, the buyer has agreed to an early termination payment if Kel-Lite should be sold or substantially disposes of all its assets prior to January 31, 2007. Notwithstanding any early termination payment, the buyer remained liable for the minimum royalty payments of $600,000. In connection with the sale of Kel-Lite, the Company agreed to issue to the buyer warrants to purchase up to 250,000 shares of the Company's restricted common stock at an exercise price of $.40 per share, exercisable until February 1997, and to grant to the buyer registration rights to register the transfer of the common stock issued upon the exercise of those warrants. Subsequent to the date of sale, the purchaser expressed dissatisfaction with the original agreement and voiced certain claims against the Company.

Subsequent to September 30, 1996, the Company reached a settlement agreement with the purchaser of Kel-Lite whereby all royalty payment obligations by the purchaser were canceled and warrants issued to the purchaser were reduced to 125,000 shares. Accordingly, the Company has recognized a loss on the contract settlement of $ 348,750 in the accompanying financial statements as a result of the subsequent agreement with the purchaser.

As a result of the sale, activities of Kel-Lite have been accounted for as discounted operations in the accompanying financial statements. The results are presented as net amounts in the Consolidated Statements of Operations, with prior periods restated to conform to the current presentation.

                K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.   DISCONTINUED OPERATIONS - continued:

Additionally, operations of KLSEI were abandoned in 1995; accordingly, their results are accounted for as discontinued operations and presented as net amounts and combined with Kel-Lite, in the Consolidated Statements of Operations. Selected operating results for Kel-Lite and KLSEI are presented in the following tables:


                                                   Kel-Lite                           KLSEI
                                             -------------------------       -----------------------
                                                 1996         1995              1996         1995
                                             ------------ ------------       ----------  -----------
          Revenues                           $  374,233   $   899,253        $     -     $      -
          Income tax benefit (provision)           -             -                 -            -
          Net losses                         (   34,511)    ( 337,351)             -     (    26,111)


Net assets of discontinued operations, which are included in the various asset and liability amounts in the Consolidated Balance Sheets at September 30, are as follows:

                                                    Kel-Lite                        KLSEI
                                             -------------------------       -----------------------
                                                 1996         1995              1996         1995
                                             ------------  -----------       ----------  -----------
       Current assets                        $     -      $   471,912        $     -     $      -
       Property, plant and equipment, net          -          129,137              -            -
       Other assets                                -           24,904              -            -
       Current liabilities                         -      (   422,701)             -     (     7,747)
       Long-term debt                              -      (    23,347)             -            -
                                             ------------ ------------       ----------  -----------

           Net liabilities                   $     -      $   179,905        $     -     ($    7,747)
                                             ============ ===========        ==========  ============


NOTE 15.   FINANCIAL INSTRUMENTS

Financial instruments of the Company include cash, accounts receivable, accounts payable, notes payable and long-term debt. The carrying value of cash, accounts receivable and accounts payable approximates fair value because of the short maturities of those instruments. The fair value of notes payable and long-term debt, calculated using current interest rates for instruments with similar maturities, approximates their carrying values.

NOTE 16.   EXTRAORDINARY ITEM

 In August 1996, the Company entered into an agreement with the estate of a former shareholder. The provisions of the agreement allowed the Company to receive forgiveness on $ 172,823 of accrued interest expense by retiring the related party notes payable. The $172,823 of accrued interest forgiveness has been recorded as an extraordinary item in the financial statements.

                K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17.   SUBSEQUENT EVENTS

On November 20, 1996, the Company entered into an agreement to purchase drilling equipment from a supplier for approximately $ 1,300,000.

In December, 1996, the Company instituted a stock option and incentive plan authorizing the issuance of stock options to purchase a maximum of 2,230,000 shares of the Company's $0.0001 par value common stock to employees and directors. The exercise price of options granted pursuant to the plan are determined by an option committee designated by the board of directors.

In December, 1996, the Company sold 4,990,500 shares of common stock for consideration of $0.80 per share. All shares issued were pursuant to Regulation D of the Securities Act of 1933. A portion of the proceeds was used to pay $1,542,400 of the debt to a related company. See Note 6.

In December, 1996, the Company entered into a five-year management agreement with a company related through common directors. The agreement provides for a monthly fee of $50,000 payable by the Company for investment banking, investor relations, and financial management services.

             K.L.S. Enviro Resources, Inc. and Subsidiaries
                    Condensed Consolidated Balance Sheets
        March 31, 1997 (unaudited) and September 30, 1996 (audited)

                                                        March 31,        September 30,
                                                           1997              1996
                                                      --------------    --------------

                                         ASSETS
Current Assets
   Cash and cash equivalents                          $     562,774     $     300,767
   Accounts receivable-trade, net of allowance for
     doubtful accounts of $123,402                          981,866         1,050,371
   Other receivables                                           -               13,274
   Inventory                                                665,839           483,938
   Prepaid expenses                                          31,153             5,975
                                                      --------------    --------------
       Total current assets                               2,241,632         1,854,325

Property, plant and equipment, net                        5,371,902         2,604,510

Other assets
   Intangible assets, net of accumulated
   amortization $75,401 and $70,014, respectively            43,677            49,065
   Deposits and other                                       127,426            20,777
                                                      --------------    --------------
       Total other assets                                   171,103            69,842
                                                      --------------    --------------
Total assets                                          $   7,784,637     $   4,528,677
                                                      ==============    ==============
               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Notes payable-related parties                      $   1,163,544     $   1,988,622
   Current maturities of long-term debt                      47,204           114,219
   Accounts payable                                       1,065,744           412,487
   Accrued expenses and other current liabilities           220,920           188,628
   Deferred revenues                                         19,835              -
                                                      --------------    --------------
       Total current liabilities                          2,517,247         2,703,956

Long-term Debt                                              242,671           270,995
                                                      --------------    --------------
            Total liabilities                             2,759,918         2,974,951
                                                      --------------    --------------
Shareholders' equity
   Preferred stock                                               10                10
   Common stock                                               1,692             1,093
   Additional paid-in capital                             9,861,423         6,101,057
   Accumulated deficit                                   (4,795,693)       (4,505,721)
   Foreign currency translation adjustments                  (4,213)           (4,213)
                                                      --------------    --------------
                                                          5,063,219         1,592,226
Treasury stock-common shares held in the
   treasury, at cost                                        (38,500)          (38,500)
                                                      --------------    --------------
            Total shareholders' equity                    5,024,719         1,553,726
                                                      --------------    --------------
Total liabilities and shareholders' equity            $   7,784,637     $   4,528,677
                                                      ==============    ==============

The notes to Consolidated Financial Statements are an integral part of these statements

             K.L.S. Enviro Resources, Inc. and Subsidiaries
               Condensed Consolidated Statements of Operations
               For the Six Months ended March 31, 1997 and 1996
                                   (Unaudited)

                                                                       Six months ended
                                                                           March 31,
                                                                --------------------------------
                                                                      1997             1996
                                                                --------------    --------------
Net sales and revenues
    Drilling and repair services revenues                       $   2,748,811     $   1,705,477
    Cost of drilling and repair services                            1,292,980         1,005,427
                                                                --------------    --------------
        Gross profit                                                1,455,831           700,050
                                                                --------------    --------------
Cost and expenses
    Salaries, wages and related costs                                 293,712           251,726
    Legal and professional fees                                       274,412           123,244
    Rents                                                              33,852            35,143
    Repairs and maintenance                                            25,727            17,341
    Taxes, licenses and permits                                        23,620            26,017
    Advertising                                                         4,250             6,191
    Travel and lodging                                                 84,628            61,740
    Consulting                                                         74,778            25,500
    Exploration costs                                                 160,540           (15,448)
    Other operating expenses                                          472,315           139,653
    Depreciation and amortization                                     212,117           139,543
                                                                --------------    --------------
        Total cost and expenses                                     1,659,951           810,650
                                                                --------------    --------------
        Loss from operations                                         (204,120)         (110,600)

Other income (expenses)
    Interest expense                                                  (97,218)          (68,290)
    Interest and other income, net                                     38,904             5,312
    Gain on sale of investment securities                                -               99,286
    Gain on sale of assets                                               -               21,366
    Gain (loss) from foreign currency translation                     (12,539)           13,133
                                                                --------------    --------------
        Income (loss) before income taxes                            (274,973)          (39,793)
Income taxes                                                             -                 -
                                                                --------------    --------------
        Income (loss) from continuing operations                     (274,973)          (39,793)

Discontinued operations:
    Loss from discontinued operations                                    -              (34,511)
    Gain on sale of subsidiary                                           -              379,935
                                                                --------------    --------------
        Net income (loss)                                       $    (274,973)    $     305,631
                                                                ==============    ==============
Income (loss) per weighted-average common share outstanding:
    Income (loss) from continuing operations                    $       (0.02)    $       (0.00)
    Income from discontinued operations                         $        -        $        0.04
                                                                --------------    --------------
        Net income (loss)                                       $       (0.02)    $        0.03
                                                                ==============    ==============
Weighted-average number of common shares outstanding               13,710,959         8,993,243
                                                                ==============    ==============

        The Notes to Consolidated Financial Statements are an integral part of these statements.

             K.L.S. Enviro Resources, Inc. and Subsidiaries
              Condensed Consolidated Statements of Cash Flows for the Six Months ended March 31, 1997 and 1996 (Unaudited)

                                                                                 Six months ended
                                                                                      March 31,
                                                                          --------------------------------
                                                                               1997              1996
                                                                          --------------    --------------
Cash flows from operating activities
    Net income (loss)                                                     $    (274,973)    $     305,631
    Adjustments to reconcile net income (loss)
      to cash used in operating activities:
        Common stock for services                                                80,487             9,200
        Depreciation and amortization                                           212,117           139,543
        Gain on sale of investment securities                                      -              (99,286)
        Gain on disposal of equipment                                              -              (21,366)
        Gain on sale of subsidiary                                                 -             (379,935)
        Translation loss                                                          9,555               805
        Changes in
            Accounts and other receivables                                       77,119           (42,493)
            Inventory                                                          (183,223)           12,740
            Prepaid expenses                                                    (25,178)           (2,414)
            Other assets                                                       (106,680)           (2,447)
            Accounts payable                                                    650,199          (125,076)
            Accrued expenses                                                     24,244            48,622
            Deferred revenue                                                     13,444            10,572
                                                                          --------------    --------------
            Net cash provided by (used in) operating activities                 477,111          (145,904)
                                                                          --------------    --------------

Cash flows from investing activities:
    Proceeds from sales of investment securities                                   -              328,861
    Proceeds from sale of subsidiary, net of selling costs                         -              184,042
    Proceeds from sale of equipment                                                -               14,750
    Purchases of equipment                                                   (2,974,122)         (146,682)
                                                                          --------------    --------------
            Net cash (used in) provided by investing activities              (2,974,122)          380,971
                                                                          --------------    --------------
Cash flows from financing activities:
    Net change in bank notes                                                       -             (196,505)
    Principal payments on long-term debt                                        (95,340)          (66,685)
    Net change in loans from related parties                                   (555,078)           (2,290)
    Cash received from stock subscriptions and sales of common stock           3,410,478             -
                                                                          --------------    --------------
            Net cash provided by (used in) financing activities                2,760,060         (265,480)
                                                                          --------------    --------------
Effect of exchange rate changes on cash                                          (1,042)               (8)
                                                                          --------------    --------------
Increase (decrease) in cash                                                     262,007           (30,421)

Cash at beginning of period                                                     300,767           174,479
                                                                          --------------    --------------
Cash at end of period                                                     $     562,774     $     144,058
                                                                          ==============    ==============

     The Notes to Consolidated Financial Statements are an integral part of these statements.

               K.L.S. ENVIRO RESOURCES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited consolidated financial statements of K.L.S. Enviro Resources, Inc. and Subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with item 310(b) of Regulation S-B. Accordingly, such unaudited financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 1996 audited financial statements.


In the opinion of management, all adjustments, consisting only of normal recurring adjustments and elimination of material intercompany sales and purchases necessary to present fairly the financial condition, results of operations and cash flows for the Company for the interim periods presented, have been included. Operating results for the six months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending September 30, 1997.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include all the accounts of K.L.S. Enviro Resources, Inc. and its six wholly-owned subsidiaries, Dateline Drilling, Inc., K.L.S. Co., Inc., Kel-Lite Industries, Inc., Dateline Internacional, S.A. de C. V., K.L.S. International, Inc., and Beloro, S.A. de C.V. The operations of Kel-Lite Industries, Inc. were discontinued during 1996.

Income (Loss) Per Common Share - Income (loss) per share of common stock is based on the weighted average number of shares outstanding during the three and six months ended March 31, 1997 and 1996. Common Stock Equivalents have not been included since their inclusion would be anti-dilutive.


NOTE 2.   INVENTORY

                                                     March 31,        September 30,
                                                        1997              1996
                                                   --------------    --------------
Major classes  of inventories are as follows:
     Consumable supplies                           $   665,839       $   483,938
     Raw materials                                        -                 -
     Finished goods                                       -                 -
                                                   --------------    --------------
                                                   $   665,839       $   483,938
                                                   ==============    ==============

NOTE 3.   PROPERTY, PLANT AND EQUIPMENT


                                                     March 31,        September 30,
                                                        1997              1996
                                                   --------------    --------------
Property, plant and equipment are as follows:
     Machinery and equipment                       $   5,512,131     $  2,763,188
     Transportation equipment                            531,305          433,514
     Building and improvements                           493,066          493,066
     Furniture and fixtures                              267,809          140,422
                                                   --------------    --------------
     Accumulated depreciation                        ( 1,582,409)    (  1,375,680)
                                                   --------------    --------------
                                                       5,221,902        2,454,510
     Land                                                150,000          150,000
                                                   --------------    --------------
           Property, plant and equipment, net      $   5,371,902     $  2,604,510
                                                   ==============    ==============

NOTE 4.  NOTES PAYABLE

Note Payable - As of the fiscal year ended September 30, 1996 the Company had a note payable to fonix corporation ("fonix"), bearing interest at 12 percent, due on demand, collateralized by all assets, except real estate, in the amount of $271,944. On October 21, 1996 fonix loaned an additional $200,000 to the Company under similar terms. On December 31, 1996 a shareholder of the Company purchased $270,000 of the note and converted it to 900,000 shares of common stock at a conversion rate of $.30 per share. The balance of the note to fonix was paid December 31, 1996 from the proceeds of the sale of stock (see Stockholders' Equity, below).

Note Payable - Related Party - As of the fiscal year ended September 30, 1996 the Company had a note payable to a shareholder, bearing interest at 12 percent, due on demand, collateralized by all assets, except real estate, in
the amount of $1,673,730.   On October 16, 1996, the shareholder loaned an
additional $100,000 to the Company under similar terms. Payments were made by the Company to the shareholder from the proceeds of the sale of stock (see Stockholders' Equity below) on December 31, 1996, reducing the balance to $1,727,591 and on January 2, 1997, reducing the balance to $186,343. On March 25, 1997, the shareholder loaned an additional $936,896 to the Company under similar terms. At March 31, 1997, this note payable had a balance of $1,123,239. Subsequent to March 31, 1997, the shareholder loaned an additional $263,104 to the Company. (See Subsequent Events below).

As of March 31, 1997, the Company had a note payable to a shareholder in the amount of $15,000, bearing interest at prime plus 1%, due on demand, collateralized by Dateline's accounts receivable.

As of March 31, 1997, the Company had a note payable to a shareholder in the amount of $25,305, bearing interest at prime plus 1%, due on demand, collateralized by KLS Co.'s accounts receivable.

NOTE 5.  STOCKHOLDERS' EQUITY

Issuance of Stock - In December 1996, the Company sold 4,990,500 shares of restricted common stock for consideration of $0.80 per share pursuant to Regulation D of the Securities Act of 1933, as amended. As part of this offering, in January 1997, the Company issued 100,000 shares of common stock for finder's fees.

On December 31, 1996, a shareholder purchased $270,000 of a demand note of the Company from fonix. Also on December 31, 1996, the shareholder exercised the conversion rights associated with such note, at an exchange rate of $0.30 per share, to acquire 900,000 shares of restricted common stock.

Stock Options and Warrants - On December 31, 1996, the directors approved a stock option plan for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares available for issuance is 2,230,000. The exercise price of such options is the closing market price of the stock on the date the options are granted. The term of each option is ten years from the date of grant. In January 1997, options to purchase a total of 1,000,000 shares were granted to certain directors and officers of the Company with exercise prices ranging from $2.88 to $3.00. None of these options have been exercised.

NOTE 6.  INCOME TAXES

At March 31, 1997, deferred tax assets were approximately $1,600,000 and deferred tax liabilities were approximately $60,000. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance for all net deferred tax assets of approximately $1,540,000. The net change in the valuation allowance was approximately $91,000 for the six months ended March 31, 1997.

The Company has available at March 31, 1997, net operating tax loss carryforwards of approximately $4,300,000, some of which has been used to reduce the Company's deferred income taxes payable. These carryforwards expire beginning in 2008 except for $427,209 of the loss which expires beginning in 2004.

NOTE 7.  RELATED PARTY

Fees totaling $24,660 for the six months ended March 31, 1997 were paid to a shareholder for advisory and accounting services performed and the lease of office space.

The Company has a consulting agreement with a shareholder of the Company to provide management advice. The agreement has a three year term and requires monthly payments of approximately $2,000. Total payments for the six months ended March 31, 1997 approximated $12,000.

The Company has a $50,000 per month consulting agreement with an affiliated company to provide the Company with management services over a 5 year period beginning October 1, 1996 payable in cash or stock. No cash payments have been made during the six months ended March 31, 1997.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

Dateline has instituted arbitration proceedings against a former customer seeking the recovery of approximately $123,000 wrongfully withheld. An allowance for $123,000 offsetting the customer receivable is recorded on the financial statements. The former customer has filed a lawsuit against Dateline and KLS alleging a violation of their contractual obligations. This lawsuit is being vigorously contested by the Company.

The ultimate outcome of this lawsuit cannot be predicted and no provision for liability has been made in the accompanying consolidated financial statements. It is management's belief that the outcome is not likely to have a material adverse effect on the Company's financial position.

NOTE 9.  SUBSEQUENT EVENTS

As of March 31, 1997, the Company was obligated to a shareholder in the amount of $1,123,239 under the terms of a demand note, interest at 12 percent, collateralized by all assets, except real estate. Subsequent to March 31, 1997, the shareholder loaned to the Company an additional $263,104 making a balance of $1,386,343.

No dealer, salesperson or other person has been authorized to give any information or make any representation not contained in this Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock or other securities to any person in any jurisdiction or in any circumstance in which such offer would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date of this Prospectus or that the information contained herein is correct as of any time subsequent to its date.
        ________________________________________________

                        TABLE OF CONTENTS

PROSPECTUS SUMMARY
SUMMARY CONSOLIDATED FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
DIVIDEND POLICY
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS
BUSINESS
EXCHANGE RATES
MANAGEMENT
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
DESCRIPTION OF SECURITIES
CERTAIN TRANSACTIONS
SHARES ELIGIBLE FOR FUTURE SALE
LEGAL MATTERS
EXPERTS.
ADDITIONAL INFORMATION
FINANCIAL STATEMENTS

                                   PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers.

     The Nevada Business Corporation Act and the Registrant's Articles of Incorporation and Bylaws under certain circumstances provide for the limitation of liability and indemnification of the Registrant's directors against liabilities which they may incur in the course of acting in such capacity. A summary of the circumstances in which such indemnification is provided for is contained in this Item, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation. The Bylaws of the Registrant extend the same limitation of liability and indemnification to the executive officers of the Registrant.

     In general, under these provisions, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, except in relation to matters in which such person is adjudged to be liable for his own negligence or intentional misconduct in the performance of his duty.

     Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future of pursuant to a vote of stockholders or directors. This indemnification is in addition to any other right of the indemnified person under any such contract or any law, bylaw, agreement, vote of stockholders or otherwise.

Item 25.     Other Expenses of Issuance and Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities of the Registrant being offered hereby. Some of the expenses included below may be prepaid by the Registrant prior to the effective date of the Registration Statement. All expenses are estimated:

Registration and filing fee(*)      $  7,000
Transfer agent's fee(*)                1,500
Printing and engraving(*)              3,000
Accounting fees and expenses(*)       10,000
Legal fees and expenses(*)            45,000
Blue sky fees and expense(*)          20,000
Miscellaneous expenses(*)              1,000
                                   ----------
Total(*)                            $ 87,500
                                   ==========
________________

(*) Estimated.

Item 26.     Recent Sales of Unregistered Securities.

     Within the past three calendar years, the Registrant has issued securities in transactions summarized below:
1994
     The Company issued a total of 149,750 shares of Common Stock in connection with a private placement during the months of January through May of 1994. The gross proceeds from the sale of such shares was $299,500 ($2.00 per share). In May 1994, the Company sold 100,000 shares of convertible Preferred Stock to a shareholder and director for $500,000 cash. In June 1994, the Company issued 225,000 shares of Common Stock to a shareholder upon conversion of preferred shares. From time to time during calendar 1994, the Company paid certain expenses, including fees for services, in stock in order to preserve its cash for operations. A total of 31,588 shares of Common Stock were issued in such transactions. The Company also exchanged a total of 283,105 shares of Common Stock for certain shares of common stock in unrelated corporations.

1995
     During calendar 1995, the Company sold 150,000 shares of Common Stock for $1 per share in a private offering. In addition, the Company issued a total of 54,003 shares in exchange for services.

1996
     In August 1996, the Company sold 500,000 shares for a total of $200,000 cash to two accredited investors. In connection with that offering, the Company granted these two investors certain registration rights. These investors are also Selling Shareholders as identified in the Prospectus forming a part of this Registration Statement. During calendar 1996, the Company issued a total of 585,781 shares of Common Stock in exchange for services. The Company also issued a total of 337,500 shares of Common Stock upon conversion of Preferred Stock. In addition, the Company issued 1,460,722 shares of Common Stock in conversion of debt.

     In November and December 1996, the Company undertook a private placement of up to 5,000,000 shares of Common Stock to accredited investors as that term is defined in Item 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The shares were to be sold pursuant to exemptions from the registration requirements of the Securities Act afforded to such offers and sales under Section 4(2) and Regulation D, promulgated under the Securities Act. A total of 4,990,500 shares were sold to approximately 19 accredited investors at $.80 per share. Gross proceeds of the offering as of such date were $3,992,400. The Company paid a commission fee in stock and cash totaling 10% of $3,142,000 of the proceeds to Enhanced Invest Foundation ("EIF"), a Liechtenstein foundation, in connection with its efforts in assisting the Company in placing some of the securities in the private offering. The Company also paid SCC a fee of $250,000 for its services in structuring the offering and for arranging for the services of EIF. The Company has agreed to register the shares issued in the private placement under certain circumstances at its own expense. At the time of the offering, the average bid price for the Company's Common Stock in the public market was $1.00 per share. The proceeds of this offering were used to pay a portion of the loan balance due SMD, to acquire additional drill rigs and parts and inventory relating to new and existing drill rigs and for operating capital.

     Each of the transactions described above was entered into and concluded by the Company pursuant to exemptions from the registration requirements of the Securities Act and similar exemptions available under state securities laws, afforded to offers and sales of securities not involving a public offering.
The shares issued in such transactions are "restricted securities" as defined by rules promulgated under the Securities Act, meaning that they cannot be resold by the original purchaser unless they are first the subject of a registration statement filed by the Company or an exemption from registration is available for the transaction in which they are sold.

Item 27.     Exhibits

Exhibit
Number         Description
______    ______________________________________

3.1       Articles of Incorporation of Company (incorporated by reference from Exhibit 3.1 of Registrant's Registration Statement on Form S-1 filed May 5, 1993).**

3.2       Amendment to Articles of Incorporation (incorporated by reference from Exhibit
          3.1 of Registrant's Current Report on Form 8-K  reporting an event occurring on
          September 29, 1993).**

3.3       Certificate of Resolution to Change the Resident Agent and Change of  Location
          of Principal Office of Registrant (incorporated by reference from Exhibit 3.2 of
          Registrant's Registration Statement on Form S-1 filed May 5, 1993).**

3.4       Bylaws of Registrant (incorporated by reference from Exhibit 3.3 of Registrant's
          Registration Statement on Form S-1 filed May 5, 1993). **

3.5       Certificate of Designation, Voting Powers, Preferences and Rights of the Series
          of the Preferred Stock of K.L.S. Enviro Resources, Inc. to be Designated Series
          "A" Preferred Stock filed March 30, 1994 (incorporated by  reference from Exhibit
          3.1 of Registrant's Quarterly Report on Form 10-QSB for the Quarterly Period
          Ended March 31, 1994).**

3.6       Certificate of Designation, Voting Powers, Preferences and Rights of the Series
          of the Preferred Stock of K.L.S. Enviro Resources, Inc. to be Designated Series
          "B" Preferred Stock, filed April 8, 1994 (incorporated by reference from Exhibit
          3.2 of Registrant's Quarterly Report on Form 1O-QSB for the Quarterly Period
          Ended March 31, 1994).**

3.7       First Amendment to Bylaws of the Registrant, dated March 10, 1997.**

4.1       Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1  of
          Registrant's Registration Statement on Form S-1 filed May 5, 1993).**

4.2       Specimen of stock purchase warrant issued to SMD September 30, 1996, incorporated by reference to Exhibit 4-2 to Registrant's Annual Report on Form
          10-KSB for the fiscal year ended September 30, 1996, filed January 13, 1997.**

5.1       Opinion of Counsel**

10.1      Pre-incorporation Agreement and Subscription (incorporated by reference  from
          Exhibit 10.1 of Registrant's Registration Statement on Form S-1 filed May 5,
          1993).**

10.2      Contract with Studdert Companies Corp. For Management Services (incorporated by reference from Exhibit 10.1 to Registrant's Annual Report on Form 10-KSB for the
          fiscal year ended September 30, 1996, filed January 13, 1997).**

10.3      Loan Modification Agreement between Registrant and SMD LLC, April 1997 **

22.1      Subsidiaries of Registrant (incorporated by reference from Exhibit 22.1 of
          Registrant's Annual Report on Form 10-KSB for the year ended September 30,
          1994).**

24.1      Consent of Weaver & Tidwell**

24.2      Consent of Durham, Evans, Jones & Pinegar, P.C. (included in 5.1, above)**

25.1      Powers of Attorney (included at signature page)**

________________________

(**)  Previously filed.

Item 28.     Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Fort Worth, State of Texas, on June 17, 1997.

     K.L.S. ENVIRO RESOURCES, INC.
     (Registrant)


     By:    /s/ Raymond H. Kurzon
         ---------------------------------
          Raymond H. Kurzon,  President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Capacity                Date
---------------------------        -------------------      -------------

/s/ Stephen M. Studdert            Director, Chairman       June 17, 1997
---------------------------
Stephen M. Studdert

 /s/ Raymond H. Kurzon             President, CEO           June 17, 1997
---------------------------        and Director
Raymond H. Kurzon

 /s/ Roger D. Dudley *             Acting Chief Financial   June 17, 1997
---------------------------        Officer and Director
Roger D. Dudley

 /s/ Charles E. Nuanez             Director                 June 17, 1997
---------------------------
Charles E. Nuanez

 /s/ Thomas A. Murdock             Director                 June 17, 1997
---------------------------
Thomas A. Murdock

 /s/ Wyman Au                      Director                 June 17, 1997
----------------------------
Wyman Au

 /s/ Philip B. Smith               Director                 June 17, 1997
---------------------------
Philip B. Smith

 /s/ Joseph Verner Reed*           Director                 June 17, 1997
---------------------------
Joseph Verner Reed

 /s/ Rick D. Nydegger              Director                 June 17, 1997
----------------------------
Rick D. Nydegger


* By: /s/ Stephen M. Studdert
    -----------------------------
      Attorney in fact